                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                 ENRON CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

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

                                  [ENRON LOGO]

                                  ENRON CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 4, 1999

TO THE SHAREHOLDERS:

     Notice is hereby given that the annual meeting of shareholders of Enron Corp. ("Enron") will be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, May 4, 1999, for the following purposes:

     1. To elect sixteen directors of Enron to hold office until the next annual meeting of shareholders and until their respective successors are duly elected and qualified;

     2. To approve the Enron Corp. Annual Incentive Plan;

     3. To approve the Amended and Restated Enron Corp. 1991 Stock Plan (as amended and restated effective May 4, 1999);

     4. To approve, contingent upon Enron's declaring a stock split of at least 2-for-1 on or before May 4, 2001, a proposed amendment to Enron's Amended and Restated Articles of Incorporation to increase the total number of authorized shares of Common Stock from 600,000,000 to 1,200,000,000;

     5. To ratify the Board of Directors' appointment of Arthur Andersen LLP, independent public accountants, as Enron's auditors for the year ending December 31, 1999; and

     6. To transact such other business as may properly be brought before the meeting or any adjournment(s) thereof.

     Holders of record of Enron Common Stock and Cumulative Second Preferred Convertible Stock at the close of business on March 8, 1999, will be entitled to notice of and to vote at the meeting or any adjournment(s) thereof.

     Shareholders who do not expect to attend the meeting are requested to sign and return the enclosed proxy, for which a postage-paid, return envelope is enclosed. The proxy must be signed and returned in order to be counted.

                                            By Order of the Board of Directors,

                                            PEGGY B. MENCHACA
                                            Vice President and Secretary

Houston, Texas
March 30, 1999

                                  [ENRON LOGO]

                                  ENRON CORP.

                                PROXY STATEMENT

     The enclosed form of proxy is solicited by the Board of Directors of Enron Corp. ("Enron") to be used at the Annual Meeting of Shareholders to be held in the LaSalle Ballroom of the Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas, at 10:00 a.m. Houston time on Tuesday, May 4, 1999. The mailing address of the principal executive office of Enron is 1400 Smith St., Houston, Texas 77002-7369. This proxy statement and the related proxy are to be first sent or given to the shareholders of Enron on approximately March 30, 1999. Any shareholder giving a proxy may revoke it at any time provided written notice of such revocation is received by the Vice President and Secretary of Enron before such proxy is voted; otherwise, if received in time, properly completed proxies will be voted at the meeting in accordance with the instructions specified thereon. Shareholders attending the meeting may revoke their proxies and vote in person.

     Holders of record at the close of business on March 8, 1999, of Enron's Common Stock (the "Common Stock") will be entitled to one vote per share on all matters submitted to the meeting. Holders of record at the close of business on March 8, 1999, of Enron's Cumulative Second Preferred Convertible Stock (the "Preferred Convertible Stock") will be entitled to a number of votes per share equal to the conversion rate of 13.652 shares of Common Stock for each share of Preferred Convertible Stock. On March 8, 1999, the record date, there were outstanding and entitled to vote at the annual meeting of shareholders 351,213,484 shares of Common Stock and 1,315,267 shares of Preferred Convertible Stock. There are no other voting securities outstanding. Common Stock and Preferred Convertible Stock are collectively referred to herein as "Voting Stock."

     Enron's annual report to shareholders for the year ended December 31, 1998, including financial statements, is being mailed herewith to all shareholders entitled to vote at the annual meeting. The annual report does not constitute a part of the proxy soliciting material.

                                    ITEM 1.

                             ELECTION OF DIRECTORS

     At the meeting, sixteen directors are to be elected to hold office until the next succeeding annual meeting of the shareholders and until their respective successors have been elected and qualified. All of the nominees are currently directors of Enron except Dr. John Mendelsohn. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy. A plurality of the votes cast in person or by proxy by the holders of Voting Stock is required to elect a director. Accordingly, under the Oregon Business Corporation Act and Enron's bylaws, abstentions and "broker non-votes" would not have the same legal effect as a vote withheld with respect to a particular director. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.

     It is the intention of the persons named in the enclosed proxy to vote such proxy "FOR" the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to vote for a substitute. The following information regarding the nominees, their principal occupations, employment history and directorships in certain companies is as reported by the respective nominees.

-------------------------------------------------------------------------------------

[PHOTO]                  ROBERT A. BELFER, 63
                         Director since 1983
                         Mr. Belfer's principal occupation is Chairman and Chief
                         Executive Officer of Belco Oil & Gas Corp., a company formed in 1992. Prior to his resignation in April, 1986 from Belco
                         Petroleum Corporation ("BPC"), a wholly owned subsidiary of
                         Enron, Mr. Belfer served as President and then Chairman of
                         BPC. Mr. Belfer is also a director of NAC Re Corp.
-------------------------------------------------------------------------------------

[PHOTO]                  NORMAN P. BLAKE, JR., 57
                         Director since 1993
                         Mr. Blake is the Chairman, President and Chief Executive
                         Officer of Promus Hotel Corporation. Mr. Blake served as
                         Chairman, President, and CEO of USF & G Corporation, one of
                         the nation's largest property and casualty insurers, from
                         November, 1990 until it was merged with The St. Paul
                         Companies, Inc. in 1998. He is a director and Vice Chairman of The St. Paul Companies, Inc. and director of
                         Owens-Corning.
-------------------------------------------------------------------------------------

[PHOTO]                  RONNIE C. CHAN, 49
                         Director since 1996
                         For over eight years, Mr. Chan has been Chairman of Hang
                         Lung Development Limited, a publicly traded Hong Kong based company involved in property development and investment as well as hotel development and management. Mr. Chan also
                         co-founded and is a director of Morningside/Springfield
                         Group, which invests in private industrial companies
                         internationally, and he serves on the boards of Standard
                         Chartered Bank PLC and Motorola, Inc.
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------

[PHOTO]                  JOHN H. DUNCAN, 71
                         Director since 1985
                         Mr. Duncan's principal occupation has been investments since
                         1990. Mr. Duncan is also a director of EOTT Energy Corp.
                         (the general partner of EOTT Energy Partners, L.P.), Enron
                         Oil & Gas Company ("EOG"), Chase Bank of Texas, National
                         Association and Group I Automotive Inc.
-------------------------------------------------------------------------------------

[PHOTO]                  JOE H. FOY, 72
                         Director since 1985
                         Mr. Foy is a former President of Houston Natural Gas
                         Corporation ("HNG") (a predecessor of Enron) and is a
                         retired partner of Bracewell & Patterson L.L.P., Houston,
                         Texas. For over five years prior to his retirement in 1992,
                         Mr. Foy served as a Senior Partner at such firm. Mr. Foy is also a director of Central and South West Corporation.
-------------------------------------------------------------------------------------

[PHOTO]                  WENDY L. GRAMM, 54
                         Director since 1993
                         Dr. Gramm is an economist and Director of the Regulatory
                         Studies Program of the Mercatus Center at George Mason
                         University. From February, 1988 until January, 1993, Dr.
                         Gramm served as Chairman of the Commodity Futures Trading
                         Commission in Washington, D.C. Dr. Gramm is also a director of IBP, inc., State Farm Insurance Co., the Chicago
                         Mercantile Exchange and Invesco Funds Group, Inc.
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------

[PHOTO]                  KEN L. HARRISON, 56
                         Director since 1997
                         Mr. Harrison has served as Vice Chairman of the Board of
                         Enron since July 1, 1997, and since 1987, has served as
                         Chairman of the Board and Chief Executive Officer of
                         Portland General Electric Company ("PGE"), an electric
                         utility company, and has served, since its inception in
                         1996, as Chairman of Enron Communications, Inc. Both of
                         these companies are subsidiaries of Enron. Mr. Harrison
                         served as Chairman of the Board, Chief Executive Officer,
                         and President of Portland General Corporation, an electric utility holding company, for more than five years before it merged with Enron on July 1, 1997. He is also a director of
                         EOG.
-------------------------------------------------------------------------------------

[PHOTO]                  ROBERT K. JAEDICKE, 70
                         Director since 1985
                         Dr. Jaedicke is Professor (Emeritus) of Accounting at the
                         Stanford University Graduate School of Business in Stanford,
                         California. He has been on the Stanford University faculty since 1961 and served as Dean from 1983 until 1990. Dr.
                         Jaedicke is also a director of Boise Cascade Corporation,
                         California Water Service Company, GenCorp, Inc. and State
                         Farm Insurance Co.
-------------------------------------------------------------------------------------

[PHOTO]                  KENNETH L. LAY, 56
                         Director since 1985
                         For over thirteen years, Mr. Lay has been Chairman of the
                         Board and Chief Executive Officer of Enron. Mr. Lay is also a director of Eli Lilly and Company, Compaq Computer
                         Corporation, EOG, EOTT Energy Corp. (the general partner of
                         EOTT Energy Partners, L.P.) and Trust Company of the West.
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------

[PHOTO]                  CHARLES A. LEMAISTRE, 75
                         Director since 1985
                         For 18 years, Dr. LeMaistre served as President of The
                         University of Texas M. D. Anderson Cancer Center in Houston,
                         Texas, and now holds the position of President Emeritus.
-------------------------------------------------------------------------------------

[PHOTO]                  JOHN MENDELSOHN, 62
                         Since July 1, 1996, Dr. Mendelsohn has served as President of the University of Texas M.D. Anderson Cancer Center.
                         Prior to 1996, Dr. Mendelsohn was Chairman of the Department
                         of Medicine at Memorial Sloan-Kettering Cancer Center in New
                         York. Dr. Mendelsohn is a director of ImClone Systems, Inc.
                         Over the past five years, he also has served as an editor of professional publications and as a consultant or scientific advisory board member for a number of pharmaceutical
                         companies and educational, non-profit and governmental
                         institutions.
-------------------------------------------------------------------------------------

[PHOTO]                  JEROME J. MEYER, 61
                         Director since 1997
                         For over eight years, Mr. Meyer has served as Chairman and
                         Chief Executive Officer and a director of Tektronix, Inc., an electronics manufacturer located in Wilsonville, Oregon.
                         He is also a director of Standard Insurance Corp. and AMP,
                         Incorporated.
-------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------

[PHOTO]                  JEFFREY K. SKILLING, 45
                         Director since 1997
                         Since January 1, 1997, Mr. Skilling has served as President and Chief Operating Officer of Enron. From June, 1995 until
                         December, 1996, he served as Chief Executive Officer and
                         Managing Director of Enron Capital & Trade Resources Corp.
                         ("ECT"). From August, 1990 until June, 1995, Mr. Skilling
                         served ECT in a variety of senior managerial positions. Mr.
                         Skilling is also a director of EOG.
-------------------------------------------------------------------------------------

[PHOTO]                  JOHN A. URQUHART, 70
                         Director since 1990
                         Mr. Urquhart serves as Senior Advisor to the Chairman of
                         Enron. From 1991-1998, Mr. Urquhart was Vice Chairman of the
                         Board of Enron. Since August, 1991, Mr. Urquhart has also
                         been President of John A. Urquhart Associates, a management consulting firm in Fairfield, Connecticut. He also serves as a director of Aquarion Company, TECO Energy, Inc., Hubbell,
                         Inc., The Weir Group, PLC and Catalytica Inc.
-------------------------------------------------------------------------------------

[PHOTO]                  JOHN WAKEHAM, 66
                         Director since 1994
                         Lord Wakeham is a retired former U.K. Secretary of State for
                         Energy and Leader of the Houses of Commons and Lords. He
                         served as a Member of Parliament from 1974 until his
                         retirement from the House of Commons in April, 1992. Prior to his government service, Lord Wakeham managed a large
                         private practice as a chartered accountant. He is currently
                         Chairman of the Press Complaints Commission in the U.K., and
                         chairman or director of a number of publicly traded U.K.
                         companies.
-------------------------------------------------------------------------------------

[PHOTO]                  HERBERT S. WINOKUR, JR., 55
                         Director since 1985
                         Mr. Winokur is Chairman and Chief Executive Officer of
                         Capricorn Holdings, Inc. (a private investment company) and
                         Managing General Partner of Capricorn Investors, L.P. and
                         Capricorn Investors II, L.P., private investment
                         partnerships concentrating on investments in restructure
                         situations, organized by Mr. Winokur in 1987 and 1994,
                         respectively. Prior to his current appointment, Mr. Winokur was Senior Executive Vice President and a director of Penn
                         Central Corporation. Mr. Winokur is also a director of NAC
                         Re Corporation, The WMF Group, Ltd., Mrs. Fields Holding
                         Company, Inc., CCC Information Services Group, Inc. and
                         DynCorp.
-------------------------------------------------------------------------------------


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of February 15, 1999, Enron knows of no one who beneficially owns in excess of 5% of a class of Enron's Voting Stock except as set forth in the table below:

                                                         AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                               -------------------------------------------------------------
                                                                                 SOLE VOTING
                                                                                     AND
                                               SOLE VOTING       SHARED VOTING     LIMITED
                                                   AND                AND           OR NO                        PERCENT
TITLE OF CLASS        NAME AND ADDRESS         INVESTMENT         INVESTMENT     INVESTMENT                        OF
   OF STOCK          OF BENEFICIAL OWNER          POWER              POWER          POWER            OTHER        CLASS
--------------       -------------------       -----------       -------------   -----------       ---------     -------
Common          Robert A. Belfer                4,546,904(1)(2)       20,541(3)    11,933(4)(5)                    1.35
Preferred       767 Fifth Avenue
  Convertible   New York, NY 10153                237,773(6)           1,052(7)                                   18.13
Common          Mr. and Mrs. Lawrence Ruben     4,018,319(8)         777,811(9)                                    1.41
Preferred       600 Madison Avenue
  Convertible   New York, NY 10022                230,760(10)         12,051(11)                                  18.44
Common          Jack Saltz                      1,409,865(12)        827,926(13)                                   *
Preferred       767 Fifth Avenue
  Convertible   New York, NY 10153                 72,207             59,550(14)                                  10.00
Common          Enron Corp.                                                                        6,415,048(15)   1.91
Preferred       Savings Plan
  Convertible                                                                                         70,000(15)   5.32

---------------

  *  Less than 1%.

 (1) Includes 13,248 shares held by trust of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership. Also includes 3,246,076 shares that would be acquired upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with sole voting and investment power.

 (2) 14,568 shares of Common Stock are subject to stock options exercisable within 60 days after February 15, 1999, which number is included in the number of shares shown as beneficially owned as of such date.

 (3) Includes 6,180 shares held by Mr. Belfer's wife. Also includes 14,361 shares that would be acquired upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with shared voting and investment power.

 (4) Includes restricted shares of Common Stock held under Enron's 1991 Stock Plan (the "1991 Stock Plan"). Participants in the 1991 Stock Plan have sole voting power and no investment power for restricted shares awarded under the 1991 Stock Plan until such shares vest in accordance with 1991 Stock Plan provisions. After vesting, the participant has sole investment and voting powers.

 (5) Includes shares held under Enron's Savings Plan (the "Savings Plan"). Participants in the Savings Plan instruct the Savings Plan Trustee as to how the participant's shares should be voted. Additionally, participants have limited investment power with respect to shares in the Savings Plan.

 (6) Includes 3,370 shares held by trusts of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (7) Includes 625 shares held by Mr. Belfer's wife and 427 shares held by trusts of which Mr. Belfer is a co-trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

 (8) Includes 59 shares held as trustee or co-trustees for their children and 61,200 shares held by Mrs. Ruben as trustee for a charitable trust. Also includes 3,150,335 shares that would be acquired upon the conversion of the Preferred Convertible Stock.

 (9) Includes 41,091 shares held by Mr. Ruben as co-trustee for his children; 332,280 shares held by Mr. Ruben as co-trustee for his nieces and nephews; and 124,900 shares held by charitable foundations in which Mr. and Mrs. Ruben have no pecuniary interest. Also includes 164,520 shares that would be acquired upon the conversion of the Preferred Convertible Stock.

(10) Includes 95,663 shares held by Mrs. Ruben as trustee for her children and 3,600 shares held by Mrs. Ruben as trustee for a charitable trust.

(11) Includes 11,051 shares held by Mr. Ruben as co-trustee for his nieces and nephews, in which shares Mr. Ruben has no pecuniary interest and 1,000 shares held by charitable foundations in which Mr. and Mrs. Ruben have no pecuniary interest.

(12) Includes 985,769 shares that would be acquired upon the conversion of the Preferred Convertible Stock.
                                              (Notes continue on following page)

(13) Includes 812,976 shares that would be acquired upon the conversion of the Preferred Convertible Stock.

(14) Includes 58,900 shares held by Mr. Saltz's wife as trustee for their children and 650 shares held by a charitable foundation in which Mr. Salz has no pecuniary interest.

(15) Pursuant to the terms of the Savings Plan, shares allocated to employee accounts are voted by the Savings Plan Trustee as instructed by the employees. If the trustee receives no voting directions from the respective employees, then all such shares are to be voted by the trustee in the same proportion as the allocated shares that are voted by employees. Includes 955,640 shares that would be acquired upon the conversion of the Preferred Convertible Stock.

>STOCK OWNERSHIP OF MANAGEMENT AND BOARD OF DIRECTORS AS OF FEBRUARY 15, 1999

                                                                                AMOUNT AND NATURE
                                                                             OF BENEFICIAL OWNERSHIP
                                                                    ------------------------------------------
                                                                       SOLE         SHARED        SOLE VOTING
                                                                      VOTING        VOTING        AND LIMITED
                                                                       AND           AND             OR NO
                                                                    INVESTMENT    INVESTMENT       INVESTMENT     PERCENT
   TITLE OF CLASS                        NAME                        POWER(1)      POWER(1)       POWER(2)(3)     OF CLASS
   --------------                        ----                       ----------    ----------      ------------    --------
Enron Corp.
Common Stock          Robert A. Belfer...........................    4,546,904(4)   20,541(5)        11,933         1.35
                      Norman P. Blake, Jr........................       19,371                          278         *
                      Ronnie C. Chan.............................        7,438                                      *
                      John H. Duncan.............................       82,871      27,848              278         *
                      Joe H. Foy.................................       30,328                          278         *
                      Ken L. Harrison............................      193,785                       62,545         *
                      Robert K. Jaedicke.........................       25,024                          278         *
                      Kenneth L. Lay.............................    3,190,482     559,137(6)       117,511         1.14
                      Charles A. LeMaistre.......................       25,624         800              278         *
                      Rebecca P. Mark............................      441,209                       84,220         *
                      Jerome J. Meyer............................        4,534                                      *
                      Kenneth D. Rice............................      301,664           1           66,058         *
                      Jeffrey K. Skilling........................      866,629                      207,703         *
                      Joseph W. Sutton...........................      272,880         454           75,919         *
                      John A. Urquhart...........................       81,948                          278         *
                      John Wakeham...............................        4,392                          180         *
                      Charls E. Walker...........................        4,311       3,044(7)           278         *
                      Herbert S. Winokur, Jr.....................       55,404       3,500(8)           278         *
                      All directors and executive officers as a
                        group (27 in number).....................   13,888,041(4)  620,574(5)       770,707         4.39
Enron Corp.
Preferred Con-
vertible Stock        Robert A. Belfer...........................      237,773(9)    1,052(10)                     18.13
                      All directors and executive officers.......
                      All directors and executive officers as a
                        group (27 in number).....................      237,773       1,052                         18.13
Enron Oil & Gas
  Company Common
  Stock               Robert A. Belfer...........................       15,800      22,600(11)                      *
                      Norman P. Blake, Jr........................        2,000                                      *
                      John H. Duncan.............................       18,225      21,775                          *
                      Joe H. Foy.................................        7,000                                      *
                      Ken L. Harrison............................        1,300(12)    1,000                         *
                      Kenneth L. Lay.............................       20,000(12)   30,000                         *
                      Rebecca P. Mark............................             (12)                                  *
                      Kenneth D. Rice............................                                     2,334         *
                      Jeffrey K. Skilling........................      100,000(12)                                  *
                      Charls E. Walker...........................        2,000       1,000                          *
                      All directors and executive officers as a
                        group (27 in number).....................      188,904(12)   76,375          17,683(13)     *

                                             (Table continues on following page)

                                                                                AMOUNT AND NATURE
                                                                             OF BENEFICIAL OWNERSHIP
                                                                    ------------------------------------------
                                                                       SOLE         SHARED        SOLE VOTING
                                                                      VOTING        VOTING        AND LIMITED
                                                                       AND           AND             OR NO
                                                                    INVESTMENT    INVESTMENT       INVESTMENT     PERCENT
   TITLE OF CLASS                        NAME                        POWER(1)      POWER(1)       POWER(2)(3)     OF CLASS
   --------------                        ----                       ----------    ----------      ------------    --------
EOTT Energy
  Partners, L.P.
  Common Units        Norman P. Blake, Jr........................        1,000                                      *
                      John H. Duncan.............................        8,500                                      *
                      Kenneth L. Lay.............................                    5,000                          *
                      All directors and executive officers as a
                        group (27 in number).....................        9,500       5,000                          *
Northern Border
  Partners, L.P.
  Common Units        Robert A. Belfer...........................       32,500      25,500(14)                      *
                      Norman P. Blake............................        1,500                                      *
                      All directors and executive officers as a
                        group (27 in number).....................       34,000      25,500                          *

---------------

  *  Less than 1%.

 (1) The number of shares of Common Stock subject to stock options exercisable within 60 days after February 15, 1999, which number is included in the number of shares shown as beneficially owned as of such date, is as follows: Mr. Belfer, 14,568 shares; Mr. Blake, 13,008 shares; Mr. Chan, 2,496 shares; Mr. Duncan, 23,208 shares, for which he has shared voting and investment power for 22,888 of such shares; Mr. Foy, 18,248 shares; Mr. Harrison, 190,202 shares; Dr. Jaedicke, 17,248 shares; Mr. Lay, 2,741,640 shares, for which he has shared voting and investment power for 188,846 of such shares; Dr. LeMaistre, 18,248 shares; Ms. Mark, 327,201 shares; Mr. Meyer, 1,360 shares; Mr. Rice, 207,257 shares; Mr. Skilling, 734,190 shares; Mr. Sutton, 255,627 shares; Mr. Urquhart, 74,818 shares; Lord Wakeham, 3,728 shares; Dr. Walker, 320 shares; Mr. Winokur, 18,248 shares; and all directors and executive officers as a group (27 in number), 7,975,092 shares.

 (2) Includes restricted shares of Common Stock held under Enron's 1991 and 1994 Stock Plans (the "Plans") for certain individuals. Participants in those Plans have sole voting power and no investment power for restricted shares awarded under the Plans until such shares vest in accordance with the Plans' provisions. After vesting, the participant has sole investment and voting powers.

 (3) Includes shares held under the Savings Plan and/or the Enron Corp. Employee Stock Ownership Plan ("ESOP"). Participants in the Savings Plan instruct the Savings Plan Trustee as to how the participant's shares should be voted. Additionally, participants have limited investment power with respect to shares in the Savings Plan. Participants in the ESOP have sole voting power and no investment power prior to distribution of shares from the ESOP. Total shares held by the group includes 5,584 shares with shared voting power.

 (4) Includes 13,248 shares held by a trust of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership. Also includes 3,246,076 shares that would be acquired upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with sole voting and investment power.

 (5) Includes 6,180 shares held by Mr. Belfer's wife. Also includes 14,361 shares that would be acquired upon the conversion of the Preferred Convertible Stock shown in the table as being beneficially owned by Mr. Belfer with shared voting and investment power.

 (6) Includes 195,600 shares held in a charitable foundation in which Mr. Lay has no pecuniary interest.

 (7) Shares owned by Dr. Walker's wife and in which Dr. Walker disclaims beneficial ownership.

 (8) Shares held in a charitable foundation in which Mr. Winokur has no pecuniary interest.

 (9) Includes 3,370 shares held by trusts of which Mr. Belfer is trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.

(10) Includes 625 shares held by Mr. Belfer's wife and 427 shares held by trusts of which Mr. Belfer is a co-trustee, in all of which shares Mr. Belfer disclaims beneficial ownership.
                                              (Notes continue on following page)

(11) Includes 20,000 shares held by trusts of which Mr. Belfer is co-trustee or his wife is trustee for their children and 2,600 shares held by his daughter, in all of which shares Mr. Belfer disclaims beneficial ownership and 3,000 shares held in a charitable foundation in which Mr. Belfer has no pecuniary interest.

(12) Does not include 82,270,000 shares owned by Enron in which each of Messrs. Lay, Harrison, Skilling and Ms. Mark, in their capacities as Chairman of the Board, Vice Chairman of the Board, President and Vice Chairman, respectively, of Enron, has sole voting and investment power pursuant to the provisions of Enron's bylaws.

(13) Total shares held by the group includes 472 shares with shared voting power.

(14) Includes 19,500 shares held in trusts in which Mr. Belfer's son or wife is trustee or in which Mr. Belfer is trustee or a co-trustee, 3,000 shares held by Mr. Belfer's wife and 3,000 shares held in a charitable trust in which Mr. Belfer has no pecuniary interest.

BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors held five regularly scheduled meetings and three special meetings during the year ended December 31, 1998. The Executive Committee meets on a less formal basis and may exercise all of the powers of the Board of Directors, except where restricted by Enron's bylaws or by applicable law. During the year ended December 31, 1998, the Executive Committee met 13 times. The Executive Committee is currently composed of Messrs. Duncan (Chairman), Belfer, Foy, Lay, LeMaistre, Skilling and Winokur.

     On May 4, 1998, the Board of Directors adopted the Corporate Governance Guidelines of the Board of Directors of Enron Corp. (the "Corporate Governance Guidelines"). The Corporate Governance Guidelines set forth procedures and guidelines to assist the Board of Directors in discharging its responsibilities to Enron and Enron's shareholders. The Corporate Governance Guidelines impose the following obligations on the Board of Directors: (i) approval of requirement of legal and ethical conduct by Enron, its officers, and employees, and (ii) approval of Enron corporate strategy and major management initiatives including general oversight of Enron's business. In addition, the Corporate Governance Guidelines set forth guidelines for selection, compensation and evaluation of the Board of Directors and senior executives of Enron, and require a succession plan with respect to senior executives.

     The Board of Directors uses working committees with functional responsibility in the more complex recurring areas where disinterested oversight is required. The Audit and Compliance Committee serves as the overseer of Enron's financial reporting, internal controls, and compliance processes. At five meetings during the year ended December 31, 1998, the Audit and Compliance Committee met with the independent auditors, as well as Enron officers and employees who are responsible for legal, financial and accounting matters. In addition to recommending the appointment of the independent auditors to the Board of Directors, the Audit and Compliance Committee reviews the scope of and fees related to the audit, the accounting policies and reporting practices, contract and internal auditing and internal controls, compliance with Enron's policies regarding business conduct and other matters as deemed appropriate. The Audit and Compliance Committee is currently composed of Messrs. Jaedicke (Chairman), Chan, Foy, and Wakeham and Dr. Gramm.

     The Compensation and Management Development Committee's responsibility is to establish Enron's compensation strategy and ensure that the senior executives of Enron and its wholly owned affiliates are compensated effectively in a manner consistent with the stated compensation strategy of Enron, internal equity considerations, competitive practices and the requirements of appropriate regulatory bodies. In meeting seven times during the year ended December 31, 1998, the Compensation and Management Development Committee also continued to monitor and approve awards earned pursuant to Enron's comprehensive executive compensation program, monitor Enron's employee benefit programs, and review matters relating to management development and management succession. The Compensation and Management Development Committee is currently composed of Messrs. LeMaistre (Chairman), Blake, Duncan and Jaedicke.

     The Finance Committee serves as a monitor of Enron's financial activities. In meeting seven times during the year ended December 31, 1998, the Finance Committee reviewed the financial plans and proposals of management, including equity and debt offerings, changes in stock dividends and the equity repurchase program, changes in the risk management policy, transaction approval process and the policy for approval of guarantees, letters of credit, letters of indemnity and recommending action with regard thereto to the Board of Directors. The Finance Committee is currently composed of Messrs. Winokur (Chairman), Belfer, Blake, Chan, Meyer, Urquhart and Walker.

     The Nominating and Corporate Governance Committee has oversight for recommendations regarding the size of the Board of Directors, recruiting and recommending candidates for election to the Board of Directors, monitoring the Corporate Governance Guidelines for revision and compliance, and periodic evaluation of director independence and performance. This committee met three times during the year ended December 31, 1998. The Nominating and Corporate Governance Committee is currently composed of Messrs. Walker (Chairman), Meyer and Wakeham, and Dr. Gramm.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

DIRECTOR COMPENSATION

     Each nonemployee director of Enron receives an annual service fee of $50,000 for serving as a director. No additional fees are paid for serving on committees, except that committee chairs receive an additional $10,000 annually. Meeting fees are $1,250 for each Board of Directors meeting attended and $1,250 for each committee meeting attended. Total directors' fees paid in cash, deferred under the Enron Corp. 1994 Deferral Plan (the "1994 Deferral Plan") or received in a combination of phantom stock units and stock options in lieu of cash under the 1991 Stock Plan, as amended and restated effective May 6, 1997, ("the 1991 Stock Plan") in 1998 were $889,000, or an average of $63,500 per nonemployee director.

     Section 6.9 of the 1991 Stock Plan permits nonemployee directors whose ownership of Common Stock would result in a material conflict of interest for business, employment or professional purposes, to submit an opinion of counsel of such fact to the Committee with a request that such nonemployee director not be eligible to receive further grants under the 1991 Stock Plan and to forfeit all outstanding grants made to such nonemployee director until such time as the Committee is satisfied that such conflicts have been removed or no longer apply. In December, 1998, an opinion of counsel was submitted to the Committee indicating that Dr. Wendy Gramm, wife of Senator Phil Gramm, could have a material conflict of interest as a result of legislation that has been, or may be, introduced in the United States Senate involving electricity deregulation and other issues of direct concern to Enron and its subsidiaries if she continued participation in the 1991 Stock Plan and maintained ownership of Enron stock. Based on the opinion that her continued participation in the 1991 Stock Plan could be considered as a conflict of interest, Dr. Gramm's unvested restricted shares and options were canceled as of December 31, 1998, in accordance with the 1991 Stock Plan. As a result, Dr. Gramm will receive an additional service fee of $7,323 each quarter for 16 quarters following the date unvested restricted shares and options were cancelled. In lieu of future stock grants, Dr. Gramm will receive value equal to the stock grants stipulated under the 1991 Stock Plan which will be deposited in the Flexible Deferral Account of the 1994 Deferral Plan coincident with the grant date applicable to the stock grants stipulated under the 1991 Stock Plan. Additionally, all quarterly retainer fees and meeting fees will be paid in cash. Further, Dr. Gramm's phantom stock account in the 1994 Deferral Plan has been reinvested in the Flexible Deferral Account of the 1994 Deferral Plan effective January 1, 1999.

     Directors can elect to receive fees in cash, defer receipt of their fees to a later specified date under Enron's 1994 Deferral Plan, or receive their fees in a combination of phantom stock units and stock options in lieu of cash under the 1991 Stock Plan. Participants in Enron's 1994 Deferral Plan may elect to invest their deferrals among several different investment choices. During 1998, six directors elected to defer fees under Enron's 1994 Deferral Plan. Prior to 1994, directors were able to defer their fees under Enron's 1985 Deferral Plan, which continues to credit interest on account balances based on 150% of Moody's seasoned corporate bond yield index with a minimum rate of 12%, which for 1996, 1997 and 1998 was the minimum rate of 12%. Three directors elected to receive their fees in a combination of phantom stock units and stock options in lieu of cash according to the terms of the 1991 Stock Plan. During 1998, each nonemployee director received 400 shares of phantom stock units (valued at $53 per share on the date of grant) and options to purchase 1,600 shares (with an exercise price of $53 per share) according to the terms of the 1991 Stock Plan.

       REPORT FROM THE COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
                        REGARDING EXECUTIVE COMPENSATION

     The Compensation and Management Development Committee (the "Committee") of the Board of Directors is responsible for developing the Enron executive compensation philosophy. It is the duty of the Committee to administer the philosophy and its relationship with the compensation paid to the Chief Executive Officer (the "CEO") and each of the other executive officers.

     The basic philosophy behind executive compensation at Enron is to reward the executive's performance that creates long-term shareholder value. This pay-for-performance tenet is embedded in most aspects of an executive's total compensation package. Salary increases, annual incentive awards and long-term incentive grants are reviewed periodically to ensure consistency with Enron's total compensation philosophy.

Base Salary

     All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by periodic compensation surveys.

     In the past, Enron has conducted a bi-annual executive compensation study covering the top 25 to 30 executive positions in the top corporate and operating company positions. In October, 1998, the Committee utilized the services of Towers Perrin, a consulting firm experienced in executive compensation, to conduct an expanded executive compensation study covering the top executives who have received long-term compensation grants. Corporate positions were benchmarked using the companies from a variety of industries with revenues from $20 billion to $30 billion because the Committee felt that this provided more comparable data for measuring corporate compensation. Operating company positions were benchmarked according to revenue size using data collected from sources best representing their specific markets. For example, Enron Capital & Trade Resources Corp.'s ("ECT") positions were benchmarked with financial institutions, brokerage firms, and energy marketing and trading firms while Enron International Inc.("EI") was benchmarked with pipeline companies, business development and engineering and construction firms with an international focus, and various financial institutions to represent EI's expertise at obtaining project financing. Base salaries for all positions are targeted at the median of the respective markets.

Annual Incentive Awards

     In 1999, the Annual Incentive Plan will be provided for certain executive officers subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16 officers"), and will be funded as a percentage of recurring after-tax net income as approved by the Committee and the shareholders and is based on company performance and competitive industry practice. Downward adjustment of the fund is at the sole discretion of the Committee and is based on performance against other goals such as earnings per share, cash flow, strengthening the balance sheet and total shareholder return. These factors are not weighted, but are applied at the sole discretion of the Committee. However, upward adjustment of the fund, over the formula-driven amount, is not allowed. Since the performance goal of Enron is recurring after-tax net income, the fund increases or decreases based on the earnings performance of Enron. All decisions regarding individual incentive awards are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by compensation surveys, but in no event will an individual incentive award exceed the specified percentage of recurring after-tax net income as established by the Committee and approved by shareholders. Under the Annual Incentive Plan, awards can be made in any combination of cash, stock and stock options. Annual incentive awards are intended to result in total cash compensation (base salary plus annual incentive) at the top quartile of the industry comparator group, given top quartile performance. Based upon Enron's 1998 performance and the last compensation survey described above, this objective was met.

Long-Term Incentive Grants

     Long-term incentive grants are targeted at the top quartile of the specific industry comparator group for corporate and operating company executive compensation participants. Long-term grants are typically made up of any combination of performance units, stock options, and/or performance based restricted stock. For ECT executives, the long-term component of their total compensation package is made up of grants of stock options and phantom stock units. The phantom stock units are granted under the ECT Phantom Stock Unit Plan.

     In the past, Enron has typically granted performance units to corporate and certain operating company executives which compare Enron's total shareholder return to peer group performance over a four-year period. Under this program, in order for top quartile compensation to be realized, the total shareholder return of Enron must rank at least third among the peer group of 11 companies for the four-year period. Although Enron's relative performance to its peers is an important measure, it has become more difficult to identify the most appropriate peer group for a company with Enron's diversified lines of business. Also, due to the changes associated with increased merger and acquisition activity, peer group performance is much more volatile without directly being tied to the efforts of executive management. Enron's desire is to (a) ensure executive retention where performance warrants, (b) compensate top executives based on performance relative to the aggressive performance goals set at the beginning of each year and which the company's executives directly control, and (c) provide long-term compensation programs most effective in creating a link between executive and shareholder financial returns. As a result, for the 1999 long-term grants to corporate and certain operating company executives, performance based restricted stock and stock options have been utilized. Aggregate stock holdings of the executives have no bearing on the size of long-term incentive grants. The ultimate value of the performance based restricted stock awards to executives depends upon the achievement of recurring after-tax net income targets established by the Committee for the years 1999, 2000 and 2001 and Enron's stock price. Stock options are granted at market price; therefore, for any compensation to be realized pursuant to stock options, the market price of Common Stock must increase.

Total Compensation

     Approximately 75% of the total compensation of Enron's most senior executives is "at risk", based strictly upon the performance of Enron relative to stated recurring after-tax net income targets, stock price performance and total shareholder return which impacts grants of performance units which are still outstanding. Also, several significant elements in the employee benefit package, the Enron Corp. Employee Stock Ownership Plan, Enron Corp. Savings Plan and Portland General Holdings Retirement Savings Plan (which together hold approximately 5.9% of Common Stock as of December 31, 1998), the Bonus Stock Option and Phantom Stock Deferral Programs and the All-Employee Stock Option Program ("AESOP"), are driven by increasing shareholder value.

     Inherent in this "at-risk" component is a heavy weighting toward long-term performance. We believe this feature provides Enron management with a long-term strategic incentive that will encourage the continued creation of shareholder value. In addition, the Committee has approved stock ownership guidelines which provide that each member of the Office of the Chairman is required to own Enron stock having a value equal to at least five times his or her annual base salary, each Management Committee member is required to own Enron stock having a value equal to at least two times his or her annual base salary, and other principal corporate and operating officers named in the annual report to shareholders are required to own Enron stock having a value equal to at least his or her annual base salary. For purposes of these guidelines, ownership includes grants of restricted stock but does not include grants of stock options.

     The Committee consults from time to time with Towers Perrin which has access to national compensation surveys and financial records of Enron. The Committee reviews all elements of executive compensation to ensure that the total compensation delivered is reflective of company performance with input on market competitiveness. The executive compensation program is designed to provide top quartile compensation for top quartile performance. Through the Towers Perrin study which was recently conducted, the Committee confirmed that Enron's total direct compensation levels are competitive with the targeted objective.

Chief Executive Officer Compensation

     As part of an annual review, the Committee applies the executive compensation philosophy to the total compensation package of the CEO and the other executives. In 1998, Mr. Lay received a $100,000, or 8.3%, increase in base salary. Mr. Lay's base salary on May 1, 1998 was $1,300,000. Since Mr. Lay's base salary exceeds $1,000,000, base salary in excess of this amount is deferred into Enron's 1994 Deferral Plan to preserve tax deductibility under
Section 162(m) of the Internal Revenue Code. (See "Compliance with Internal Revenue Code Section 162(m)" below.) In recognition of Enron's extremely strong performance during 1998 relative to recurring after-tax net income, Mr. Lay received an annual incentive award consisting of $3,150,000 in cash. The Committee determined the amount of the annual incentive award taking into consideration the annual performance report presented by management, which reflected an increase in total recurring net income of 35% from the previous year, Enron's increase in earnings per share of over 14%, and a shareholder return of 39.6%, compared to 2.9% for Enron's proxy peer group, 28.3% for the Standard & Poors 500 ("S&P 500") and 18.1% for the Dow Jones Industrial Average.

     In addition to the annual incentive award, at the end of 1998, Mr. Lay received a long-term incentive award consisting of a grant of stock options, at market value on the date of grant, to acquire 295,325 common shares, and a grant of 68,057 shares of performance based restricted stock. The performance based restricted stock will vest and be released on January 31, 2002 as follows: (a) 33 1/3% of the shares will vest and be released if earnings targets are met in any one year of the three-year period 1999, 2000 and 2001, (b) 66 2/3% of the shares will vest and be released if earnings targets are met in any two years of the three-year period 1999, 2000 and 2001, and (c) 100% of the shares will vest and be released if earnings targets are met in each year of the three-year period 1999, 2000 and 2001 or cumulatively over the three-year period 1999, 2000, and 2001. Shares of performance based restricted stock which do not become vested according to the above provisions will be canceled. Also, the accelerated vesting provisions were triggered on (1) Mr. Lay's February 8, 1994 stock option award since Enron's 1998 recurring earnings per share goal was met and (2) Mr. Lay's December, 1996 and January, 1997 grants since Enron's total shareholder return for 1998 of 39.6% was higher than the 1998 S&P 500 performance.

     Mr. Lay did not receive a cash payment under the Performance Unit Plan for the 1995-1998 performance period. Payments are made under the Performance Unit Plan only if Enron's total shareholder return ranks at least sixth out of 12 industry peers for the four-year performance period. During the measurement period from 1995-1998, Enron's return to its shareholders was 98.4% compared with 128.85% for industry peers, 180.8% for the S&P 500, and 20.5% for 90-day U.S. Treasury Bills. This performance earned Enron a ranking of seventh and therefore, the units had no value.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code, as amended ("Section 162(m)"), generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a company's CEO and four other most highly compensated executive officers, as reported in its proxy statement. Qualifying performance based compensation is not subject to the deduction limit if certain requirements are met. Enron has structured the performance based portion of the compensation for most of its executive officers (which currently consists of stock options grants, performance based restricted stock grants and annual incentive awards) in a manner that complies with the statute. The Amended and Restated 1991 Stock Plan, the Amended and Restated Performance Unit Plan, and the Annual Incentive Plan were presented to and approved by shareholders at the 1997, 1995 and 1994 Annual Meetings of Shareholders, respectively. The Annual Incentive Plan is being presented to shareholders for approval in 1999, which is required every five years under Section 162(m) when no funding formula has been specified. The recommended changes are to establish a specific funding formula as a percentage of recurring after-tax net income, to specify Section 16 officers as participants, and to specify an individual limit for payouts.

     Occasionally, Enron may grant restricted stock with time based vesting for specific reasons which would not qualify as performance based compensation. Also, the ECT Phantom Stock Unit Plan has not been submitted to shareholders for approval and therefore does not qualify as performance based compensation under
Section 162(m).

Summary

     Executive compensation at Enron is taken seriously by the Committee, the Board of Directors and senior management. The Committee believes that there has been a strong link between the success of the shareholder and the rewards of the executives. This success is evidenced by the increase in shareholder value from 1989 to 1998, during which time a shareholder who invested $100 in the Common Stock would have received $715, or a 715% increase in value, compared to 468% for the S&P 500 and 319% for industry peers. The Committee believes that with the present plan designs, management will continue to strive to increase shareholder value.

Compensation and Management Development Committee

Charles A. LeMaistre (Chairman)
Norman P. Blake
John H. Duncan
Robert K. Jaedicke

COMPARATIVE STOCK PERFORMANCE

     As required by applicable rules of the Securities and Exchange Commission (the "SEC"), the graph below was prepared based upon the following assumptions:

        1. $10,000 was invested in Enron Common Stock, the S&P 500, and the peer group as referenced below on December 31, 1993.

        2. The peer group investments are weighted based on the market capitalization of each individual company within the peer group at the beginning of each year and the trading activity of the stock of each individual company during the year.

        3. Dividends are reinvested on the ex-dividend dates.

     The companies that comprise Enron's peer group are as follows: BP Amoco Corporation; British Gas PLC; The Coastal Corporation; Columbia Energy Group; Consolidated Natural Gas Company; Duke Energy Corporation; Occidental Petroleum Corporation; El Paso Energy Corporation; Sonat Inc.; Dynegy Inc.; and The Williams Companies, Inc.

     Although this method of calculating shareholder return differs from the method that Enron uses for purposes of its Performance Unit Plan, it does display a similar trend.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                      Enron Corp., S&P 500 and Peer Group
                (Performance Results Through December 31, 1998)
[PERFORMANCE GRAPH]

               Measurement Period
             (Fiscal Year Covered)                  Enron Corp.         S&P 500          Peer Group
1993                                                         10000             10000             10000
1994                                                         10781             10123              9980
1995                                                         13763             13885             12897
1996                                                         15880             17034             18443
1997                                                         15641             22672             23608
1998                                                         21836             29098             24288
1997
1998

     On a ten-year basis, $10,000 invested in Common Stock on December 31, 1988 would provide a return to shareholders of 715% through December 31, 1998, as compared to an investment in the S&P 500, which would yield a return of 468%, or Enron's peer group which would yield a return of 319% for the same time period.

EXECUTIVE COMPENSATION

     The following table summarizes certain information regarding compensation paid or accrued during each of Enron's last three fiscal years to Enron's Chief Executive Officer and each of Enron's four other most highly compensated executive officers (the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION                      LONG-TERM COMPENSATION
                                                --------------------------------------   ----------------------------------------
                                                                             OTHER        RESTRICTED    SECURITIES
                                                                             ANNUAL         STOCK       UNDERLYING        LTIP
                                                  SALARY       BONUS      COMPENSATION      AWARDS       OPTIONS/       PAYOUTS
       NAME & PRINCIPAL POSITION         YEAR       $            $           ($)(1)         ($)(2)       SARS (#)       ($)(14)
       -------------------------         ----   ----------   ----------   ------------   ------------   ----------     ----------
Kenneth L. Lay                           1998   $1,266,667   $3,150,000    $  160,292    $ 3,883,503(4)   374,815      $       --
 Chairman of the Board and               1997   $1,200,000   $  475,000    $  228,847    $        --      950,460(13)  $       --
 Chief Executive Officer, Enron          1996   $  990,000   $1,620,864    $  162,399    $        --      920,660(13)  $       --
Jeffrey K. Skilling                      1998   $  816,667   $2,250,000    $   23,949    $ 1,764,544(4)   293,165      $       --
 President and Chief                     1997   $  750,000   $  450,000    $   22,525    $10,230,268(5) 1,000,000(13)  $       --
 Operating Officer, Enron                1996   $  423,333   $  800,000    $   15,061    $ 5,999,989(6)   358,905(13)  $       --
Rebecca P. Mark                          1998   $  660,833   $1,750,000    $1,733,562    $   298,450(7)   450,000      $3,924,481
 Vice Chairman, Enron and                1997   $  506,252   $  184,500    $   91,859    $ 7,079,783(8)   432,322(8)   $1,747,172
 Chairman and Chief                      1996   $  423,342   $  100,000    $   14,054    $ 3,945,869(9)   125,000(9)   $2,098,340
 Executive Officer, Azurix
Joseph W. Sutton                         1998   $  512,084   $1,212,250    $   13,500    $        --      274,390      $2,940,860
 Chairman and Chief Executive            1997   $  442,709   $1,089,500    $    8,100    $ 4,354,423(8)   285,483(8)   $1,303,479
 Officer, Enron International Inc.       1996   $  370,000   $   50,000    $   19,820    $ 2,951,060(9)   100,000(9)   $1,399,975
Kenneth D. Rice                          1998   $  362,500   $1,100,000    $    9,000    $ 2,503,766(10)   248,775     $       --
 Chairman and Chief                      1997   $  300,000   $  850,000    $    2,400    $   111,740(11)   160,351(13) $       --
 Executive Officer,                      1996   $  300,000   $  425,000    $   12,556    $ 6,199,982(12)    71,800(13) $       --
 Enron Capital & Trade Resources Corp.

                                           ALL OTHER
                                          COMPENSATION
                                          ------------

       NAME & PRINCIPAL POSITION             ($)(3)
       -------------------------          ------------
Kenneth L. Lay                             $  554,904
 Chairman of the Board and                 $  545,264
 Chief Executive Officer, Enron            $  281,368
Jeffrey K. Skilling                        $  114,055
 President and Chief                       $  107,673
 Operating Officer, Enron                  $    1,103
Rebecca P. Mark                            $   70,051
 Vice Chairman, Enron and                  $   90,453
 Chairman and Chief                        $  101,984
 Executive Officer, Azurix
Joseph W. Sutton                           $  116,088
 Chairman and Chief Executive              $   47,415
 Officer, Enron International Inc.         $   55,935
Kenneth D. Rice                            $    4,342
 Chairman and Chief                        $  250,612
 Executive Officer,                        $  501,715
 Enron Capital & Trade Resources Corp.

---------------

 (1) Includes perquisites and other personal benefits if value is greater than the lesser of $50,000 or 10% of reported salary and bonus. Personal plane usage of $116,712, $192,847, and $107,548 has been reported for Mr. Lay in 1996, 1997 and 1998, respectively. Personal plane usage of $78,759 and $62,419 has been reported for Ms. Mark in 1997 and 1998, respectively. Also, Enron maintains three deferral plans for key employees under which payment of base salary, annual bonus, and long-term incentive awards may be deferred to a later specified date. Under the 1985 Deferral Plan, interest is credited on amounts deferred based on 150% of Moody's seasoned corporate bond yield index with a minimum rate of 12%, which for 1996, 1997 and 1998 was the minimum rate of 12%. No interest has been reported as Other Annual Compensation under the 1985 Deferral Plan for participating Named Officers because the crediting rates during 1996, 1997, and 1998, did not exceed 120% of the long-term Applicable Federal Rate ("AFR") of 14.38% in effect at the time the 1985 Deferral Plan was implemented. Beginning January 1, 1996, the 1994 Deferral Plan credits interest based on fund elections chosen by participants. Since earnings on deferred compensation invested in third-party investment vehicles, comparable to mutual funds, need not be reported, no interest has been reported as Other Annual Compensation under the 1994 Deferral Plan during 1996, 1997 and 1998. Other Annual Compensation also includes cash perquisite allowances and cash paid for benefits lost due to statutory and/or plan earnings limits. Principal and accrued interest totaling $955,343 on a personal executive loan extended to Ms. Mark during 1997 was forgiven during 1998. In 1999, additional loan forgiveness of $700,000 was provided to Ms. Mark associated with a personal executive loan made to her during 1998.

 (2) The following is the aggregate total number of shares in unreleased restricted stock holdings and their value as of December 31, 1998 for each of the Named Officers: Mr. Lay, 68,057 shares valued at $3,883,503; Mr. Skilling, 206,361 shares valued at $11,775,475; Ms. Mark, 144,979 shares valued at $8,272,864; Mr. Sutton, 89,088 shares valued at $5,083,584; and Mr. Rice, 108,182 shares valued at $6,173,135. In accordance with the provisions of the 1991 Stock Plan, in the event of a "change of control," outstanding grants of restricted stock shall become fully vested. Dividend equivalents for all restricted stock awards accrue from date of grant and are paid upon vesting.

 (3) The amounts shown include the value, as of year-end 1996 and 1998, of Common Stock allocated during those years to employees' special subaccounts under the Enron Corp. Employee Stock Ownership Plan, and 1998 matching contributions on employees' Enron Corp. Savings Plan account. Included in 1996, 1997 and 1998 for Mr. Lay is $3,775, $4,388, and $5,109,
     respectively, that is
                                              (Notes continue on following page)
     attributable to term life insurance coverage pursuant to split-dollar life insurance arrangements. Also included in 1996, 1997 and 1998 for Mr. Lay is $276,490, $275,877, and $280,265, respectively, which represents the remainder of the annual premium that was provided in exchange for forfeiture by Mr. Lay of post-retirement executive supplemental survivor benefits and executive supplemental retirement benefits. Additionally, included in 1997 and 1998 for Mr. Lay is $14,999 and $16,170, respectively, of imputed income that is attributable to a split-dollar life insurance premium of $250,000 (also included) which is paid annually by Enron on a life insurance policy already owned by Mr. Lay, with recovery of the cost of such premiums upon Mr. Lay's death. Included in 1997 and 1998 for Mr. Skilling is a cash payment by Enron of $107,673 and $110,192, respectively, attributable to term life insurance coverage pursuant to a split-dollar life insurance arrangement with recovery of the cost of such premiums upon Mr. Skilling's death. Pursuant to Mr. Rice's employment agreement, he received retention payments of $500,000 in August 1996, and $250,000 in January 1997.

 (4) Represents performance based restricted stock which was granted in lieu of performance units for the 1999-2002 performance period. Assuming continuous employment with the Company, the award will become vested and will be released January 31, 2002 as follows: (a) 33 1/3% of the total number of shares granted will vest and be released if earnings targets, as set by the Board of Directors at its sole discretion, are met in any one year of the three-year period 1999, 2000 and 2001, (b) 66 2/3% of the total number of shares granted will vest and be released if earnings targets, as set by the Board of Directors at its sole discretion, are met in any two years of the three-year period 1999, 2000 and 2001, and (c) 100% of the total number of shares granted will vest and be released if earnings targets, as set by the Board of Directors at its sole discretion, are met in each of the three years or cumulatively over the three-year period 1999, 2000 and 2001. Shares of restricted stock which do not become vested according to the above provisions will be canceled.

 (5) Represents restricted stock awarded to Mr. Skilling on October 13, 1997. Restricted stock vested 33 1/3% on October 13, 1998, and the remainder will vest on October 13, 1999 and October 13, 2000.

 (6) Restricted stock was awarded to Mr. Skilling on January 23, 1996, as a result of the termination of the ECT Executive Compensation Plan (the "ECT Executive Compensation Plan") and his rights related thereto, became 66.7% vested on July 23, 1996, and 100% vested on December 1, 1996.

 (7) Restricted stock was awarded to Ms. Mark on January 19, 1998 which was to vest 33 1/3% on each January 31 of 1999, 2000 and 2001 with an accelerated vesting feature allowing for the vesting and release of 100% of the total number of shares if in 1998 Enron's actual recurring diluted earnings per share ("EPS") exceeded actual 1997 recurring diluted EPS performance. The shares were vested and released on January 31, 1999 as Enron exceeded its 1997 EPS performance in 1998.

 (8) Restricted stock and options were granted to Ms. Mark and Mr. Sutton on February 10, 1997 as a buyout of their fixed participation interests in the Enron Development Corp. Project Participation Plan (the "Project Participation Plan"). The restricted stock was to vest 20% at grant and 20% per year on each of the first four anniversaries if EI met its earnings targets each year through the year 2000, as stated in the 1997-2001 five-year plan. In consideration of promotions and contract extensions initiated during 1998 for Ms. Mark and Mr. Sutton, the vesting schedule was revised such that 60% of the restricted shares granted would vest 50% on January 31, 1999 and 50% on January 31, 2000. Ms. Mark's restricted shares will continue to vest regardless of EI earnings performance and employment status or reason for termination. Mr. Sutton's restricted shares will vest contingent upon continued employment. The stock options granted February 10, 1997, were to vest 20% at grant and 20% on each anniversary date thereafter. To provide further consideration for contract extension, the vesting was accelerated by 12 months, such that the remaining 60% of the options granted would vest 50% on January 1, 1999 and 50% on January 1, 2000. In the event of termination, for any reason, prior to January 1, 2000, the unvested options shall become fully vested. In the event of termination for any reason, Ms. Mark and Mr. Sutton shall have the lesser of three years or the remaining term of the options to exercise their options.

 (9) Restricted stock and options were granted to Ms. Mark and Mr. Sutton on February 12, 1996 for entering into employment agreements and to replace variable project participation interests under the Project Participation Plan. The restricted shares were to vest conditioned upon meeting certain Enron after-tax net income and EI aggregate project net present value targets. In consideration of promotions and contract extensions, a revised vesting schedule was approved which provides that unvested restricted shares would vest 50% on January 31, 1999 and 50% on January 31, 2000 tied to EI meeting earnings targets in 1998 and 1999. The stock options were to vest 25% at grant and 75% on February 12, 2001 with an acceleration feature on the condition that Enron met the EPS targets set by the Board of Directors for 1996, 1997 and 1998 with 25% vesting on February 1, 1997, February 1, 1998, and February 1, 1999, respectively. In consideration of promotions and contract extensions initiated during 1998 for Ms. Mark and Mr. Sutton, the vesting schedule was revised such that 50% of the restricted shares granted would vest 50% on January 1, 1999 and 50% on January 1, 2000 with vesting no longer tied to EPS targets or employment. In the event of termination, for any reason, prior to January 1, 2000, the unvested options shall become fully vested. In the event of termination for any reason, Ms. Mark and Mr. Sutton shall have the lesser of three years or the remaining term of the options to exercise their options.
                                              (Notes continue on following page)

(10) Mr. Rice received a grant of 40,051 restricted shares on August 10, 1998 in lieu of cash compensation, which vests based upon the ratio of ECT actual earnings to target earnings that are achieved for the year ending on December 31, 1998 and each subsequent December 31 ending on or before December 31, 2002. Shares will be released on January 31, following the end of the calendar year as follows: 0% if ECT earnings ratio is less than 80%; 15% if ratio is more than 80% but less than 95%; 20% if the ratio is more than 95% but less than 105%; 33 1/3% if the ratio is more than 105%, but less than 120%; and 40% if the ratio is more than 120%. On January 31, 1999, 33 1/3% of the shares became vested, and were released. Mr. Rice also received a separate grant of 13,240 phantom shares on January 19, 1998 in lieu of 50% of his 1997 cash bonus.

(11) Represents award of performance based restricted shares granted on January 21, 1997 which vest three years from date of grant contingent upon ECT meeting earnings objectives.

(12) Represents restricted stock awarded to Mr. Rice on January 23, 1996, as a result of the termination of the ECT Executive Compensation Plan. As of January 1, 1999, the award is 84.47% vested and the remaining shares will vest January 1, 2000.

(13) The following executives elected to receive or received on a mandatory basis, stock options in lieu of a portion of their cash bonus payments as follows: Mr. Lay received grants of 73,850 options in 1996, and 56,545 options in 1997; Mr. Skilling received grants of 9,440 options in 1996, and 27,910 options in 1997; and Mr. Rice received grants of 31,800 options in 1996, and 19,280 options in 1997. Additionally, Mr. Skilling received a grant of 972,090 stock options on October 13, 1997 which vested 20% on the date of grant and vest 20% on each grant date anniversary thereafter.

(14) Reflects project completion bonus payments through the Project Participation Plan. Included for Mr. Sutton are buyout payments of $147,200 paid in 1996 and 1997, representing buyout value for Mr. Sutton's Enron Power Corp. phantom appreciation grant.

STOCK OPTION GRANTS DURING 1998

     The following table sets forth information with respect to grants of stock options pursuant to the Enron Corp. 1991 Stock Plan to the Named Officers reflected in the Summary Compensation Table. No stock appreciation rights ("SARs") were granted during 1998.

                                INDIVIDUAL GRANTS
                       ------------------------------------
                       NUMBER OF
                       SECURITIES                                                  POTENTIAL REALIZABLE VALUE AT
                       UNDERLYING    % OF TOTAL                                       ASSUMED ANNUAL RATES OF
                        OPTIONS/    OPTIONS/SARS   EXERCISE                          STOCK PRICE APPRECIATION
                          SARS       GRANTED TO    OR BASE                              FOR OPTION TERM(1)
                        GRANTED     EMPLOYEES IN    PRICE       EXPIRATION   -----------------------------------------
        NAME             (#)(2)     FISCAL YEAR     ($/SH)         DATE      0%(3)         5%                10%
        ----           ----------   ------------   --------     ----------   -----   --------------     --------------
Kenneth L. Lay.......     79,490(4)     1.01%      $40.1250     1/19/05..      $0    $    1,298,462     $    3,025,968
                         295,325(5)     3.76%      $57.0625      12/31/05      $0    $    6,860,450     $   15,987,765
Jeffrey K.
  Skilling...........    102,565(4)     1.31%      $40.0000        1/5/08      $0    $    2,580,104     $    6,538,488
                          56,415(4)     0.72%      $40.1250       1/19/05      $0    $      921,534     $    2,147,566
                         134,185(5)     1.71%      $57.0625      12/31/05      $0    $    3,117,141     $    7,264,262
Rebecca P. Mark......    100,000(6)     1.27%      $50.0625        5/4/08      $0    $    3,148,404     $    7,978,674
                         350,000(7)     4.46%      $50.0625        5/4/08      $0    $   11,019,414     $   27,925,357
Joseph W. Sutton.....    100,000(7)     1.27%      $49.6250       6/22/08      $0    $    3,120,890     $    7,908,947
                         100,000(8)     1.27%      $49.6250       6/22/08      $0    $    3,120,890     $    7,908,947
                          74,390(9)     0.95%      $57.0625      12/31/08      $0    $    2,669,582     $    6,765,245
Kenneth D. Rice......    100,000(10)     1.27%     $49.2500       8/10/08      $0    $    3,097,307     $    7,849,182
                         148,775(10)     1.90%     $57.0625      12/31/08      $0    $    5,338,985     $   13,530,035
All Employee and
  Director
  Optionees..........  7,850,833(11)      100%     $49.9120(12)       N/A      $0    $  246,432,938(13) $  624,509,428(13)
All Shareholders.....        N/A          N/A           N/A           N/A      $0    $10,386,143,976(13) $26,320,527,193(13)
Optionee Gain as % of
  Gain...............        N/A          N/A           N/A           N/A     N/A             2.37%              2.37%

                                                   (See Notes on following page)

---------------

 (1) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of Common Stock.

 (2) If a "change of control" (as defined in the 1991 Stock Plan) were to occur before the options become exercisable and are exercised, the vesting described below will be accelerated and all such outstanding options shall be surrendered and the optionee shall receive a cash payment by Enron in an amount equal to the value of the surrendered options (as defined in the 1991 Stock Plan).

 (3) An appreciation in stock price, which will benefit all shareholders, is required for optionees to receive any gain. A stock price appreciation of 0% would render the option without value to the optionees.

 (4) Represents stock options awarded on January 5, 1998, or January 19, 1998. Options vested 20% on date of grant, and will vest 20% on each grant date anniversary thereafter.

 (5) Represents stock options awarded under the Long-Term Incentive Program for 1999. Stock options awarded on December 31, 1998 vested 25% on the date of grant and will vest 25% on each grant date anniversary thereafter.

 (6) Represents stock options awarded on May 4, 1998, which vested 33 1/3% on January 1, 1999, and will vest 33 1/3% on each grant date anniversary thereafter.

 (7) Represents stock options awarded on May 4, 1998 for Ms. Mark and June 22, 1998 for Mr. Sutton, which will vest 33 1/3% on May 4, 1999, and 33 1/3% on each grant date anniversary thereafter.

 (8) Represents stock options awarded on June 22, 1998, which vested 25% on December 31, 1998, and will vest 25% on each December 31 thereafter.

 (9) Represents stock options awarded on December 31, 1998, which vest 25% on December 31, 1999, and 25% on each grant date anniversary thereafter.

(10) Represents 100,000 stock options awarded on August 10, 1998 and 148,775 stock options awarded on December 31, 1998 which vested 20% on December 31, 1998 and will vest 20% on each December 31 thereafter.

(11) Includes options awarded on December 31, 1998 under the All Employee Stock Option Program to employees hired during 1998.

(12) Weighted average exercise price of all Enron stock options granted to employees in 1998.

(13) Appreciation for All Employee and Director Optionees is calculated using the maximum allowable option term of ten years, even though in some cases the actual option term is less than ten years. Appreciation for all shareholders is calculated using an assumed ten-year option term, the weighted average exercise price for All Employee and Director Optionees ($49.9120) and the number of shares of Common Stock acquired and outstanding on December 31, 1998.

AGGREGATED STOCK OPTION/SAR EXERCISES DURING 1998 AND STOCK OPTION/SAR VALUES AS OF DECEMBER 31, 1998

     The following table sets forth information with respect to the Named Officers concerning the exercise of SARs and options during the last fiscal year and unexercised options and SARs held as of the end of the fiscal year:

                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                             OPTIONS/SARS AT               OPTIONS/SARS AT
                             SHARES                         DECEMBER 31, 1998             DECEMBER 31, 1998
                           ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                       EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       -----------   -----------   -----------   -------------   -----------   -------------
Kenneth L. Lay...........    347,900     $13,094,776    3,155,462      1,264,043     $66,384,312    $15,031,658
Jeffrey K. Skilling......    187,298     $ 2,886,028      655,751      1,102,284     $11,627,090    $19,602,307
Rebecca P. Mark..........     40,919     $   464,332      207,403        775,115     $ 3,467,078    $ 8,588,037
Joseph W. Sutton.........         --     $        --      198,530        473,013     $ 3,193,590    $ 5,054,586
Kenneth D. Rice..........     16,620     $   341,086      195,257        306,999     $ 3,113,772    $ 2,769,976

LONG-TERM INCENTIVE PLAN -- AWARDS IN 1998

     The following table provides information concerning Long-Term Incentive Plan awards for the 1998-2001 performance period:

                                                    PERFORMANCE
                                    NUMBER OF         OR OTHER            ESTIMATED FUTURE PAYOUTS
                                  SHARES, UNITS     PERIOD UNTIL     UNDER NON-STOCK PRICE-BASED PLANS
                                    OR OTHER         MATURATION    --------------------------------------
NAME                                RIGHTS(#)          PAYOUT      THRESHOLD($)   TARGET($)    MAXIMUM($)
----                              -------------     ------------   ------------   ----------   ----------
Kenneth L. Lay..................    2,500,000(1)      4 years          $ --       $2,500,000   $5,000,000
Jeffrey K. Skilling.............    1,000,000(1)      4 years          $ --       $1,000,000   $2,000,000

---------------

(1) Represents performance units awarded under the Performance Unit Plan of Enron for the 1998-2001 performance period. Grants were made at the beginning of the fiscal year 1998 and each unit was assigned a value of $1.00. The units are subject to a four-year performance period, at the end of which Enron's total shareholder return is compared to that of the 11 peer companies included in the current peer group. At that time, the units are assigned a value ranging from $0 to $2.00 based on the rank of Enron's shareholder return within the current peer group. To be valued at the maximum of $2.00, Enron must rank first, and to be valued at the target of $1.00, Enron must rank third. Regardless of Enron's rank, Enron's shareholder return must be above the return on 90-day U.S. Treasury Bills over the same performance period in order for any value to be assigned.

RETIREMENT AND SUPPLEMENTAL BENEFIT PLANS

     Enron maintains the Enron Corp. Cash Balance Plan (the "Cash Balance Plan") which is a noncontributory defined benefit plan to provide retirement income for employees of Enron and its subsidiaries. Through December 31, 1994, participants in the Cash Balance Plan with five years or more of service were entitled to retirement benefits in the form of an annuity based on a formula that uses a percentage of final average pay and years of service. In 1995, the Board of Directors adopted an amendment to and restatement of the Cash Balance Plan changing the plan's name from the Enron Corp. Retirement Plan to the Enron Corp. Cash Balance Plan. In connection with a change to the retirement benefit formula, all employees became fully vested in retirement benefits earned through December 31, 1994. The formula in place prior to January 1, 1995 was suspended and replaced with a benefit accrual in the form of a cash balance of 5% of annual base pay beginning January 1, 1996. Under the Cash Balance Plan, each employee's accrued benefit will be credited with interest based on ten-year treasury bond yields. Directors who are not employees are not eligible to participate in the Cash Balance Plan.

     Enron also maintains a noncontributory employee stock ownership plan ("ESOP") which covers all eligible employees. Allocations to individual employees' retirement accounts within the ESOP offset a portion of benefits earned under the Cash Balance Plan. December 31, 1993 was the final date on which ESOP allocations were made to employees' retirement accounts.

     In addition, Enron has a supplemental retirement plan that is designed to assure payments to certain employees of that retirement income that would be provided under the Cash Balance Plan except for the dollar limitation on accrued benefits imposed by the Internal Revenue Code of 1986, as amended (the "Code") and a pension program for deferral plan participants that provides supplemental retirement benefits equal to any reduction in benefits due to deferral of salary into Enron's Deferral Plans.

     The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels without any salary projection and participation until normal retirement at age 65, with respect to the Named Officers under the provisions of the foregoing retirement plans:

                                                     ESTIMATED
                                          CURRENT    CREDITED      CURRENT        ESTIMATED
                                          CREDITED   YEARS OF    COMPENSATION   ANNUAL BENEFIT
                                          YEARS OF    SERVICE      COVERED       PAYABLE UPON
                  NAME                    SERVICE    AT AGE 65     BY PLANS       RETIREMENT
                  ----                    --------   ---------   ------------   --------------
Kenneth L. Lay..........................    21.9       30.2       $1,266,667       $473,556
Jeffrey K. Skilling.....................     8.4       28.3       $  816,667       $277,226
Rebecca P. Mark.........................    15.7       36.3       $  660,833       $295,283
Joseph W. Sutton........................     6.5       20.2       $  512,084       $100,731
Kenneth D. Rice.........................    18.0       42.6       $  362,500       $215,446

     NOTE: The estimated annual benefits payable are based on the straight life annuity form without adjustment for any offset applicable to a participant's retirement subaccount in the ESOP.

     Mr. Skilling participates in the Executive Supplemental Survivor Benefit Plan (the "Survivor Benefit Plan"). Mr. Lay has waived his participation in lieu of life insurance premiums. In the event of death after retirement, the Survivor Benefit Plan provides an annual benefit to the participant's spouse equal to 50% of the participant's annual base salary at retirement, paid for ten years. The Survivor Benefit Plan also provides that in the event of death before retirement, the participant's spouse receive an annual benefit equal to 30% of the participant's annual base salary at death, paid for the life of the participant's spouse (but for no more than 20 years in some cases). Mr. Lay has an agreement which was entered into with Houston Natural Gas Corporation ("HNG") for an annual benefit equal to 30% of his annual base salary upon death before retirement, paid for the life of his spouse.

SEVERANCE PLANS

     Enron's Severance Pay Plan, as amended, provides for the payment of benefits to employees who are terminated for failing to meet performance objectives or standards or who are terminated due to reorganization or economic factors. The amount of benefits payable for performance related terminations is based on length of service and may not exceed six weeks of pay. For those terminated as the result of reorganization or economic circumstances, the benefit is based on length of service and amount of pay up to a maximum payment of 26 weeks of base pay. If the employee signs a Waiver and Release of Claims Agreement, the employee may receive an additional severance benefit equal to the severance benefit described above. Under no circumstances will the total severance benefit paid under Enron's Severance Pay Plan exceed 52 weeks of pay. Under Enron's Change of Control Severance Plan, in the event of an unapproved change of control of Enron, any employee who is involuntarily terminated within two years following the change of control will be eligible for severance benefits equal to two weeks of base pay multiplied by the number of full or partial years of service, plus one month of base pay for each $10,000 (or portion of $10,000) included in the employee's annual base pay, plus one month of base pay for each 5% of annual incentive award opportunity under any approved plan. The maximum an employee can receive is 2.99 times the employee's average W-2 earnings over the past five years.

                              EMPLOYMENT CONTRACTS

     Mr. Lay entered into an employment agreement with Enron in December, 1996, which provides for a minimum salary effective January 1, 1997, of $1,200,000. To preserve tax deductibility, any base salary in excess of $1,000,000 must be deferred into Enron's 1994 Deferral Plan. The agreement provides for a grant of 1,275,000 stock options, 50% granted in December, 1996 and 50% granted in January, 1997, at market value on each date of grant. The stock options vested 20% on date of grant and will be 100% vested on November 1, 2003. However, the vesting schedule may be accelerated if Enron's total shareholder return equals or exceeds 120% of the S&P 500 in calendar years 1997, 1998, and 1999. The agreement also provides for a split-dollar life insurance arrangement, whereby Enron will pay five annual premiums of $250,000 on a life insurance policy already owned by Mr. Lay, with recovery of the cost of such premiums upon Mr. Lay's death. Benefits payable under Enron's Deferral Plans and the HNG Deferral Plan in the event of Mr. Lay's termination of employment will be paid as if Mr. Lay had retired from Enron, regardless of the reason for termination. In addition, the maturity date on Mr. Lay's $4,000,000 interest bearing line of credit was extended to December 31, 2001 under the agreement. The highest outstanding principal balance on the line of credit during 1998 was $2,215,000, which was repaid on February 25, 1998. Loans totaling $1,775,000 were issued during the period beginning June 18, 1998 through September 4, 1998. Total accrued interest on the loan in 1998 was $60,522, calculated at an average interest rate of 5.44% (representing the mid-term AFR), and such interest has been repaid by Mr. Lay. In the event of his involuntary termination, Mr. Lay will receive amounts prescribed in the agreement, offset against amounts payable under the severance plan maintained by Enron, through the term of the agreement, which expires on December 31, 2001. If severance remuneration payable under the agreement is held to constitute an "excess parachute payment" and Mr. Lay becomes liable for any tax penalties imposed thereon, Enron will make a cash payment to him in an amount equal to the tax penalties plus an amount equal to any additional tax for which he will be liable as a result of receipt of the payment for such tax penalties and payment for such reimbursement for additional tax. The employment agreement contains noncompete provisions in the event of Mr. Lay's termination of employment.

     Mr. Skilling entered into an employment agreement with Enron in January, 1996, which, as amended, provides for a minimum annual salary of $750,000. In January, 1997, the agreement was amended to reflect Mr. Skilling's enhanced duties as President and Chief Operating Officer of Enron. The amended agreement provides for a revision of the vesting schedule on 500,000 stock options granted on August 29, 1994, such that one-third of the options will vest on each May 1 in 1997, 1998, and 1999. In the event of his involuntary termination, Mr. Skilling will receive amounts prescribed in the agreement through the term of the agreement. In order to tie Mr. Skilling's compensation more closely to Enron stock performance as opposed to any one Enron operating company, in October, 1997, his contract was renegotiated and extended through December 31, 2001. As a result, Mr. Skilling received on October 13, 1997, a grant of 972,090 Enron stock options with standard vesting of 20% at grant and 20% on each of the following four anniversary dates, a grant of 263,158 shares of restricted stock to vest 33 1/3% on each of the first three grant date anniversaries and a $4,000,000 loan to accrue interest at the October, 1997 mid-term AFR of 6.24% compounded semiannually until maturity date of December 31, 2001. The terms of the contract specify that if Mr. Skilling fully performs all the duties and responsibilities expected of him in his position and under his employment agreement through December 31, 2001, then 50% of the loan amount will be forgiven and the remaining 50% shall be repaid to Enron by Mr. Skilling. Mr. Skilling is responsible for 100% of the loan interest. Through September, 1998, the loan accrued interest totaling $215,664 which has been repaid by Mr. Skilling. If Mr. Skilling voluntarily terminates employment, or is terminated for cause prior to December 31, 2001, the entire loan amount and interest is due and payable. The loan is collateralized with Enron Common Stock, Enron Oil & Gas Common Stock and 1994 Deferral Plan benefits. As an additional benefit to Mr. Skilling,

Enron has entered into an agreement with Mr. Skilling to provide split-dollar life insurance whereby Enron will pay a portion of the annual premiums on a life insurance policy owned by Mr. Skilling, with recovery of the cost of such premiums upon Mr. Skilling's death. In 1998, the insurance premium paid by Enron was $110,192 which generates no imputed income as Mr. Skilling contributes an amount equal to the annual cost of current life insurance as measured by the insurer's current minimum premium rate for standard risks. The employment agreement contains noncompete provisions in the event of Mr. Skilling's termination of employment.

     Effective May, 1998, Ms. Mark entered into an employment agreement with Enron through December 31, 2001 as Chairman of EI and Vice Chairman, Enron. The employment agreement was further amended when it was assigned to, and assumed by both Enron and Azurix Corp. ("Azurix") effective February 1, 1999, when Ms. Mark assumed the role as Chairman and CEO, Azurix, in addition to her responsibilities as Vice Chairman, Enron. The agreement with Enron and Azurix provides for an annual salary of not less than $710,000. Under the terms of the agreement, in May, 1998, Ms. Mark was granted 100,000 Enron stock options that have a ten-year term and vest 33 1/3% on each of January 1, 1999, January 1, 2000 and January 1, 2001, and 350,000 Enron Corp. stock options which have a ten-year term that vest 33 1/3% on each of May 4, 1999, May 4, 2000, and May 4, 2001. The agreement also stipulated Ms. Mark's 1998 bonus target to be one percent of EI's after-tax net income subject to adjustment in the sole discretion of Enron's Chairman and CEO taking into consideration after-tax net income and funds flow targets set each year by the Board of Directors, as well as other performance criteria. The agreement further stipulates that bonus calculations for 1999 through 2001 will be determined prospectively. Further, the agreement provides that Ms. Mark is eligible to participate in either the Enron Corp. executive compensation long-term incentive program or the Azurix Corp. 1999 Stock Plan. During the term of this agreement, Ms. Mark was granted 2,000,000 Azurix stock options from the Azurix Corp. 1999 Stock Plan, effective February 2, 1999, which will vest 25% per year over the next four-year period. The agreement also provides for full vesting of specific grants and awards made to Ms. Mark under long term incentive plans maintained by Enron in the event of involuntary termination, death or disability and, as amended in February, 1999, precludes full vesting of long term grants made under the Azurix Corp. 1999 Stock Plan in the event of involuntary termination or termination. The agreement as amended provides 100% of base pay and unpaid bonuses through the contract term in the event of involuntary termination. The employment agreement contains noncompete provisions in the event of Ms. Mark's termination of employment.

     Ms. Mark received a personal executive loan from Enron in the amount of $900,000 on May 7, 1997. The principal and accrued interest totaling $955,343 on the outstanding loan as evidenced by a note dated May 7, 1997, was forgiven in May, 1998 in consideration of Ms. Mark's increased responsibilities. Due to revised vesting provisions tied to a restricted stock grant made by Enron in 1997, which triggered constructive receipt for income tax purposes, a $2.5 million loan was approved which was collateralized with Enron stock and which accrues interest compounded semiannually on the unpaid principal and interest of the loan at the short-term AFR in effect during each month that the loan is outstanding. Ms. Mark has repaid $550,000 of the principal of this loan, and an additional $700,000 has been forgiven in consideration for Ms. Mark's performance in 1998. As per the terms of the loan agreement, the remaining principal balance of $1.25 million plus 100% of the accrued interest is to be repaid as of January 31, 2000. Accrued interest through December 31, 1998 was $84,617.13 which was accrued at an average rate of 5.23% for 1998.

     Effective June, 1998, Mr. Sutton entered into an employment agreement with Enron through June 30, 2003. The agreement provides for an annual salary of not less than $535,000. Pursuant to the terms of the agreement, Mr. Sutton was granted 100,000 Enron stock options on June 22, 1998, that have a ten-year term and that vest 33 1/3% on each of May 4, 1999, May 4, 2000 and May 4, 2001, and an additional 100,000 Enron stock options on June 22, 1998, that have a ten-year term and vest 25% on December 31, 1998, December 31, 1999, December 31, 2000 and December 31, 2001. Mr. Sutton received a grant of 74,390 stock options on December 31, 1998 and will also receive grants of stock options in years 1999, 2000, and 2001 valued at $1,060,000 which will vest, conditioned on continued employment, in 25% increments on December 31 of the four years following the date of grant. Mr. Sutton received a grant of 16,061 shares of restricted stock on January 31, 1999 and will also receive grants of restricted stock in January 2000, 2001, 2002 and 2003, or in January of a subsequent year but no subsequent year later than January, 2003, if the following cumulative provisions apply, each grant having a value of $1,060,000, conditioned upon EI meeting at least 80% of its 1998 after tax net income target; such that the 80% target shall be a cumulative percentage over a five-year period beginning with 1998 so that if Mr. Sutton misses a target in any single year, he shall have the ability to receive such grant in a future year based on a cumulative year average. Such grants of restricted stock will vest, conditioned on Mr. Sutton's continued employment with EI, in 25% increments each year beginning on the anniversary date of each date of grant. Mr. Sutton's agreement further stipulated a 1998 bonus amount equivalent to .75% of EI's after-tax net income through June 30, 1998, plus a $500,000 annual bonus target for the last six months of 1998. In addition, the agreement stipulates that if the Enron Wholesale Group met its financial targets, Mr. Sutton would be eligible for an additional $300,000 bonus target. As a result of the increased emphasis on long-term performance and long-term compensation as part of the total compensation mix, for 1999 forward through the remainder of the term, Mr. Sutton will have a $500,000 annual bonus target based on achievement of EI's financial targets plus an additional $300,000 annual bonus target based on the Enron Wholesale Group meeting its financial targets. All targets are established by Enron Board of Directors. The agreement provides 125% of base pay through the contract term in the event of involuntary termination. The employment agreement contains noncompete provisions in the event of Mr. Sutton's termination of employment.

     Effective January 31, 1998, Mr. Rice entered into an employment agreement with Enron for a three-year term ending January 31, 2001 which provides for an annual salary of not less than $400,000, as of June 1, 1998. In the employment agreement, Mr. Rice was granted 100,000 Enron stock options that have a ten-year term and vests in increments of 20% on December 31 of each of the next five years, and 40,051 restricted shares that vest based upon the ratio of ECT's actual earnings to ECT's target earnings achieved for the year ending on December 31, 1998 and each subsequent December 31 ending on or before December 31, 2002, and will be released on January 31 following the end of the calendar year as follows: 0% if the earnings ratio is less than 80%; 15% if the ratio is more than 80% but less than 95%; 20% if the ratio is more than 95% but less than 105%; 33 1/3% if the ratio is more than 105%, but less than 120%; and 40% if the ratio is more than 120%. On January 31, 1999, 33 1/3% of the shares became vested and were released. In both 1999 and 2000, Mr. Rice will be granted stock options having a grant value of $2,120,000 for each year. These options were granted on December 31, 1998 for 1999 and will be granted on December 31, 1999 for 2000, and shall vest 20% on the date of grant and 20% on December 31 of each of the next four years following the date of grant. As a result of the increased emphasis on long-term performance and long-term compensation as part of the total compensation mix, Mr. Rice shall be eligible for annual bonuses, with an annual target of $500,000 based on achievement of ECT's financial targets, plus an additional $300,000 annual bonus target based on Enron Wholesale Group meeting its financial targets. All targets are established by the Enron Board of Directors. In the event of Mr. Rice's voluntary or involuntary termination, Mr. Rice will receive amounts prescribed in the agreement through the term of the agreement which expires on January 31, 2001. The employment agreement contains noncompete provisions in the event of Mr. Rice's termination of employment. In the event of involuntary termination, all grants, excluding the grant made to Mr. Rice under the All Employee Stock

Option Program, shall continue to vest during the ninety-day period following the date of Mr. Rice's termination. In the event of involuntary termination, the terms of Mr. Rice's contract provide for a lump-sum payment of $800,000 in consideration of non-compete obligations, as well as 100% of base salary through the term of the agreement. In the event of voluntary termination, the contract provides a lump-sum payment of $800,000.

                              CERTAIN TRANSACTIONS

     Effective August 1, 1991, Enron, Enron Power Corp. (a wholly owned subsidiary of Enron) and John A. Urquhart entered into a Consulting Services Agreement which has been amended several times, the latest of which amendments was effective as of December 31, 1998, to provide for an extension of the agreement through December 31, 1999. Pursuant to the terms of the agreement, Mr. Urquhart serves as Senior Advisor to the Chairman and consults with Enron regarding the development and implementation of an integrated strategic international business plan and other matters concerning international business and operations. The amendment provides for a retainer fee of $33,075 per month for providing up to 90 days of consulting services annually and a daily rate of $4,410 for days in excess of 90 days annually. In August, 1995, the agreement was amended to provide for a grant of 50,000 Enron phantom stock options at a grant price equal to the December 29, 1995 Enron closing stock price, or $38.125. The phantom shares vested 50% on June 29, 1996, and 50% on December 29, 1996, and were to expire on December 31, 1998. With the extension of Mr. Urquhart's Consulting Services Agreement through December 31, 1999, the expiration date of the 50,000 Enron phantom stock options granted on December 29, 1995 was extended to December 31, 2000. Mr. Urquhart is reimbursed for all reasonable out-of-pocket expenses incurred in performing services under the agreement. The services to be performed by Mr. Urquhart pursuant to the Consulting Services Agreement do not include, and are in addition to, his duties as a director of Enron, and the above compensation is in addition to the remuneration payable to Mr. Urquhart as a member of the Board of Directors of Enron. During 1998, Enron paid Mr. Urquhart $410,106 for services rendered (including reimbursement of expenses) under the Consulting Services Agreement.

     Mr. Urquhart is a member of the Managing Board of Amoco/Enron Solar Partnership, Chairman and Chief Executive Officer of Enron Solar Energy Inc. and a director of Enron Renewable Energy Corp. ("EREC"). On January 2, 1997, Mr. Urquhart was awarded 67,495 EREC stock options at a grant price of $15.00, granted in tandem with 23,750 Enron stock options with an exercise price of $42.625, both of which were awarded at fair market value on the date of grant. The options became 20% vested on the date of grant and will become 20% vested on each anniversary of the date of grant through January 2, 2001. The exercise of either the EREC or Enron options will cancel the tandem options of the other security. These stock options will expire on January 2, 2007.

     Effective September 30, 1996, a monthly retainer of $6,000 was approved for payment to Lord John Wakeham in consideration of his services to Enron and its affiliates relating to his advice and counsel on matters relating specifically to European business and operations. The services to be performed by Lord Wakeham pursuant to this monthly retainer arrangement do not include, and are in addition to, his duties as a director of Enron, and the above compensation is in addition to the remuneration payable to Lord Wakeham as a member of the Board of Directors of Enron. For the year 1998, Enron paid Lord Wakeham $72,000 for services rendered to Enron Europe Limited.

     Enron Property & Services Corp., a subsidiary of Enron, and Lay/Wittenberg Travel Agency in the Park, Inc. ("TAP") are parties to an Agreement for Services under which TAP provides travel arrangements for Enron and its affiliates' employees. The agreement will expire on March 31, 2001. TAP is owned 50% by

Sharon Lay, sister of Kenneth L. Lay, Chairman of the Board and Chief Executive Officer of Enron. During 1998, TAP received gross commissions in the amount of $2,504,781 attributable to Enron employee travel.

     Herbert S. Winokur, Jr., a director of Enron, is an affiliate of National Tank Company ("NATCO"), a privately owned company that is a provider of wellhead equipment, systems and services used in the production of oil and gas. During the calendar years ended December 31, 1997 and 1998, NATCO recorded revenues of $1,035,000 and $643,793, respectively, from sales to subsidiaries of Enron of oilfield equipment, services and spare parts in the ordinary course of business on terms that Enron believes are no less favorable than the terms of similar arrangements with third parties. Mr. Winokur's affiliation with NATCO arises out of his indirect management of two funds that own NATCO's indirect parent. In addition, Mr. Winokur is a minority limited partner of such funds. Enron believes that its subsidiaries and NATCO will continue to enter into similar arrangements throughout 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Until April 1986, Mr. Belfer was an officer of Belco Petroleum Corporation, a wholly owned subsidiary of Enron. During 1996, Belco Oil & Gas Corp. ("BOGC") entered into natural gas and crude oil commodity swap agreements and option agreements with ECT. BOGC is a publicly traded corporation, approximately 77% of the outstanding common stock of which is owned by Mr. Belfer and members of his family. These agreements were entered into in the ordinary course of business of ECT and are on terms that ECT believes are no less favorable than the terms of similar arrangements with third parties. Pursuant to the terms of these agreements, Enron received from BOGC a net amount of approximately $1,682,110 in 1998. The amount of future payments (as well as whether payments are made by ECT to BOGC or vice versa) is affected by fluctuations in energy commodity prices. Enron believes that BOGC and ECT will continue to enter into similar arrangements throughout 1999.

     Enron retains the law firm of Bracewell & Patterson L.L.P. for certain legal services. During the last fiscal year, Enron and its subsidiaries paid Bracewell & Patterson L.L.P., from which Mr. Foy is a retired partner, legal fees which Enron believes to be reasonable for the services rendered. Until 1979, Mr. Foy was President of HNG, a predecessor of Enron.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Enron's officers, directors and persons who own more than 10% of the Common Stock or the Preferred Convertible Stock to file reports of ownership and changes in ownership concerning the Common Stock or the Preferred Convertible Stock with the SEC and to furnish Enron with copies of all
Section 16(a) forms they file. Based upon Enron's review of the Section 16(a) filings that have been received by Enron, Enron believes that all filings required to be made under Section 16(a) during 1998 were timely made, except that Lawrence Ruben did not timely file two reports relating to a total of six transactions and Kenneth D. Rice did not timely file his Initial Statement of Beneficial Ownership.

                                    ITEM 2.

               APPROVAL OF THE ENRON CORP. ANNUAL INCENTIVE PLAN

     Enron currently maintains the Enron Corp. Annual Incentive Plan (the "Annual Incentive Plan") for all full-time and part-time employees, which is designed to recognize, motivate and reward exceptional accomplishment toward annual corporation objectives; to attract and retain quality employees; and to be market competitive. The following summary description of a new Annual Incentive Plan is qualified in its entirety by reference to the full text of the Annual Incentive Plan which is attached to this proxy statement as Exhibit A.

     Only employees who are officers of Enron subject to the short-swing profit provisions of Section 16 of the Exchange Act are eligible to receive awards under the new Annual Incentive Plan, which will be administered by the Committee. An award fund, five percent of recurring after-tax net income of Enron, has been established and recommended for approval by shareholders. Depending on facts and circumstances, the Committee has the discretion to reduce the amount of an award fund previously established. The Committee may not increase the amount of the award fund.

     The maximum amount of compensation that can be paid to any individual for a calendar year is one percent (1%) of the recurring after-tax net income of Enron for any calendar year.

     Awards payable under the Annual Incentive Plan will be paid from the general assets of Enron. No fund or trust is established or maintained under the Annual Incentive Plan for the payment of such awards. Enron may elect to pay awards in cash or other property having equivalent value, including shares of Common Stock.

     The Committee may modify or terminate the Annual Incentive Plan at any time without prior notice to or consent of participants; provided that, without the approval of the shareholders of Enron, no such amendment shall be made that would change the class of participants eligible to receive awards under the Annual Incentive Plan, fund total payouts at a level greater than five percent (5%) of recurring after-tax net income, base the award fund on a performance measure other than recurring after-tax net income, increase the maximum individual target award level under the Annual Incentive Plan or modify any other material terms of the Annual Incentive Plan.

     Shareholder approval is required if payments from the Annual Incentive Plan are to be tax deductible as performance-based compensation under Section 162(m), enacted in 1993. Section 162(m) generally disallows a tax deduction for compensation over $1 million paid to a Named Officer, unless it qualifies as performance-based. In the event shareholders do not approve the new Annual Incentive Plan attached as Exhibit A, it will not become effective.

AMOUNTS GRANTED UNDER THE PLAN FOR 1998

     The benefits to be received for 1999 performance under the Annual Incentive Plan are not determinable, since funding will be based on 1999 recurring after-tax net income. However, set forth below are the amounts that would have been paid for 1998 performance if the Annual Incentive Plan, as proposed to be adopted by the shareholders, had been in effect. The maximum payout that could have been paid to any individual, based on .5% of 1998 recurring after-tax net income, was $3,485,000.

                                                               ANNUAL INCENTIVE
                            NAME                                 PLAN PAYMENTS
                            ----                               -----------------
Kenneth L. Lay..............................................      $ 3,150,000
Jeffrey K. Skilling.........................................      $ 2,250,000
Rebecca P. Mark.............................................      $ 1,750,000
Joseph W. Sutton............................................      $ 1,212,250
Kenneth D. Rice.............................................      $ 1,100,000
Section 16 Officers.........................................      $14,000,000
Corporate and Operating Company Officers (Including Section
  16 Officers)(1)...........................................      $14,000,000
All Employees (Including all Officers)(1)...................      $14,000,000

---------------

(1) As described above, participants in the Annual Incentive Plan for 1999 and thereafter will be limited to Section 16 officers.

REQUIRED VOTE AND RECOMMENDATION

     The Annual Incentive Plan will be approved at the Annual Meeting if the number of votes cast in favor of the Annual Incentive Plan exceeds the number of votes cast opposing it. Under Oregon law, abstentions and broker non-votes will not be counted for or against this proposal.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the new Annual Incentive Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 3.

                APPROVAL OF AMENDED AND RESTATED 1991 STOCK PLAN

     The shareholders approved the Enron Corp. 1991 Stock Plan (the "1991 Stock Plan") at the 1991 Annual Meeting, approved an amendment to the 1991 Stock Plan, effective May 3, 1994, at the 1994 Annual Meeting and approved an amended and restated 1991 Stock Plan, effective May 6, 1997, at the 1997 Annual Meeting. The 1991 Stock Plan is intended to provide individual participants with an opportunity to acquire a proprietary interest in Enron and give them an additional incentive to use their best efforts for Enron's long-term success. The 1991 Stock Plan permits the granting of (i) stock options, including incentive stock options meeting the requirement of the Code, (ii) stock appreciation rights ("SARs"), (iii) phantom stock units and (iv) restricted stock, any of which may be granted separately or together. Grants may be made to any employee or officer of Enron or any of its affiliates, nonemployee directors and nonemployee contractors performing services for Enron or any of its affiliates. The 1991 Stock Plan is administered by the Compensation and Management Development Committee of the Board of Directors (the "Committee"), each of the members of which meet the definition of nonemployee director in Rule 16b-3 under the Exchange Act. The Committee has the authority to establish administrative rules, to designate individuals to receive awards and the size of such awards, and to set the terms and conditions of awards.

     Stock options permit the recipient to purchase shares of Common Stock, commonly referred to as exercising their option, at a fixed price, determined on the date of grant, regardless of the fair market value on the date of exercise. The holder of a SAR is entitled to receive the excess of the fair market value on the date of exercise over the grant price of the SAR. Upon the vesting of the phantom stock units, the holder is entitled to payment in shares of Common Stock at the rate of one share of Common Stock for each such unit, plus dividends accrue credits for such number of shares of Common Stock from the date of grant to the vesting date. Restricted stock may provide the recipient all of the rights of an Enron shareholder including the right to vote the shares and accrue any dividends from the date of grant to the vesting date. However, the stock may not be transferred by the recipient until certain restrictions, such as time, lapse.

     The 1991 Stock Plan contains several provisions so that certain awards under the plan qualify as performance-based compensation under Section 162(m). No individual can be granted more than 1,000,000 stock options or SARs in a calendar year. The purchase price of a stock option or SAR cannot be less than the fair market value of a share on the date of grant. As of March 22, 1999, the closing price for Common Stock was $67.6875 per share. The 1991 Stock Plan permits the grant of performance-based restricted stock which is either issued or becomes vested based on the attainment of pre-established after tax net income and/or cash flow criteria, at the company or subsidiary level, or is issued in lieu of cash payments under the Enron Corp. Annual Incentive Plan or Enron Corp. Performance Unit Plan, based on attainment of the performance criteria established under those plans. A maximum of 100,000 shares of performance-based restricted stock can be granted to any individual in a calendar year.

     The Board of Directors cannot increase the number of shares authorized for granting awards under the 1991 Stock Plan, increase the maximum number of options, SARs or performance-based restricted stock that may be granted to any individual in a calendar year, change the minimum option price, extend the maximum period during which awards may be granted, change the class of participants eligible to receive awards or modify the material terms of the 1991 Stock Plan, without obtaining shareholder approval.

CHANGES TO THE 1991 STOCK PLAN

     The Board of Directors desires to amend the 1991 Stock Plan to increase the number of shares authorized for granting awards under the Plan and change the class of participants eligible to receive awards under the Plan, which requires shareholder approval. Amendment of several additional provisions is also presented for approval by shareholders. The following summary description of the proposed amendment to the 1991 Stock Plan is qualified in its entirety by reference to the full text of the amendment which is attached to Enron's proxy statement as Exhibit B.

     Among the changes effected by the proposed amendment and restatement of the 1991 Stock Plan is an increase, effective May 4, 1999, in the number of shares of Common Stock available for granting awards under the 1991 Stock Plan. The number of shares authorized for granting awards when the 1991 Stock Plan was first approved in 1991 was 11,000,000 shares (2,750,000 shares adjusted for stock splits in December 1991 and August 1993), with no more than 25% to be granted as restricted stock. Effective May 3, 1994 and May 6, 1997, 10,000,000 shares were authorized for granting awards under the 1991 Stock Plan, again with no more than 25% to be granted as restricted stock. Less than 1,300,000 shares remain available for grant. The proposed amendment and restatement will authorize 10,000,000 shares of Common Stock for granting awards under the 1991 Stock Plan effective May 4, 1999, with no more than 25% to be granted as restricted stock and phantom stock units.

     Other changes to the 1991 Stock Plan being submitted to the shareholders for approval include: (i) changing the eligibility provisions of Section 4 to include only employees who are members of the Enron Management Committee, nonemployee directors, and employees of Enron, its subsidiaries and affiliates who are residents of the United Kingdom; (ii) deleting provisions for the grant of SARs; (iii) changing the performance criteria for performance-based restricted stock granted pursuant to the provisions of Section 5.3(vi) of the 1991 Stock Plan; (iv) increasing the number of shares pursuant to options granted annually to each nonemployee director by 3,000 shares; and (v) to provide that in the event a nonemployee director resigns his or her directorship with the advance approval of the Committee, the Committee shall have discretion to fully vest grants of shares of restricted stock made to such nonemployee director and to extend up to 12 months from the effective date of resignation, the director's right to exercise options granted to such director, but only as to the vested portion of such grant as of the effective date of resignation.

     The recommended amendment and restatement of the 1991 Stock Plan also incorporates amendments which have been approved by the Board of Directors since May, 1997 which did not require shareholder approval: (i) to provide that unless shares of restricted stock are granted in lieu of cash compensation or to compensate for benefits lost due to statutory and/or plan earnings limits, restrictions placed on awards of performance-based restricted stock will not lapse in less than one year for performance-based awards, and will not lapse in less than three years for other awards of restricted stock; and (ii) to permit nonemployee directors whose ownership of Common Stock would result in a material conflict of interest for business, employment or professional purposes, to submit an opinion of counsel of such fact to the Committee with a request that such nonemployee director not be eligible to receive further grants under the 1991 Stock Plan and to forfeit all outstanding grants made to such nonemployee director.

     Approval of the amendment and restatement of the 1991 Stock Plan by the shareholders of Enron is required in order for the plan to continue to comply with Section 162(m) with respect to stock options and performance-based restricted stock.

AWARDS UNDER THE PROPOSED AMENDMENT

     Benefits payable or amounts that will be granted after the effective date of the proposed amendment and restatement of the 1991 Stock Plan are not determinable at this time. As currently administered, awards under the 1991 Stock Plan are made available to Enron's Section 16 officers, corporate officers and overseas employees, which is approximately 500 individuals. The proposed amendment and restatement would define the class of eligible employees to be consistent with the manner in which the 1991 Stock Plan is currently being administered.

UNITED STATES FEDERAL INCOME TAX ASPECTS OF THE 1991 STOCK PLAN

     With respect to non-statutory stock options as a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option (an option other than an incentive stock option, which is described below). In addition, Enron is not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares.

     Upon the exercise of a non-statutory stock option, Enron may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the award recipient assuming any federal income tax withholding requirements are satisfied. Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option, any appreciation after the date of exercise should qualify as a capital gain.

     Incentive Stock Options. The incentive stock options under the 1991 Stock Plan are intended to constitute "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code.

Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or exercise of incentive stock options if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the "holding period"). If these conditions are met and no tax is imposed on the optionee, then Enron would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the underlying shares. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price generally must be included in the optionee's alternative minimum taxable income.

     Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, Enron may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

     Restricted Stock. An individual who has been granted stock under the 1991 Stock Plan will not realize taxable income at the time of grant, and Enron will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. Upon expiration of the forfeiture restrictions (i.e., as shares become vested), the holder will realize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and, subject to the application of Section 162(m), Enron will be entitled to a corresponding deduction. Dividend equivalents accrued and paid to the holder during the period that the forfeiture restrictions apply will also be treated as compensation income to the holder and deductible as such by Enron.

     However, the recipient of restricted stock may elect to be taxed at the time of grant of the restricted stock based upon the fair market value of the shares on the date of the award. If the recipient makes this election, (a) Enron will be entitled to a deduction at the same time and in the same amount (subject to the limitations contained in Section 162(m), (b) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by Enron, and (c) there will be no further federal income tax consequences when the forfeiture restrictions lapse.

     Phantom Stock Units. A recipient of phantom stock units under the 1991 Stock Plan will generally not realize taxable income at the time of grant, and Enron will not be entitled to a deduction at that time. At the time phantom stock units are settled in shares of Common Stock, the recipient will have taxable compensation income and, subject to Section 162(m) as discussed below, Enron will receive a corresponding deduction. The measure of this income and deduction will be the fair market value of the shares at the time the phantom stock units are settled, plus any accrued dividend equivalents; provided, however, that, with respect to a recipient subject to Section 16 of the Exchange Act, unless such recipient elects otherwise, such fair market value will be measured at the time any restrictions imposed with respect to such shares under
Section 16 of the Exchange Act subsequently lapse.

     Section 162(m) of the Internal Revenue Code. Section 162(m) precludes a public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) as "performance-based" is specifically exempt from the deduction limit. Based on
Section 162(m) and the regulations issued thereunder, Enron believes that the income generated in connection with the exercise of stock options granted under the 1991 Stock Plan should qualify as performance-based compensation and, accordingly, Enron's deductions for such compensation should not be limited by
Section 162(m). The 1991 Stock Plan has been designed to provide flexibility with respect to whether restricted stock awards will qualify as performance-based compensation under Section 162(m). Enron believes that certain awards of restricted stock under the 1991 Stock Plan will so qualify and Enron's deductions with respect to such awards should not be limited by Section 162(m). However, certain awards of restricted stock and all awards of phantom stock units will not qualify as performance-based compensation and, therefore, Enron's compensation expense deductions relating to such awards will be subject to the
Section 162(m) deduction limitation.

     The 1991 Stock Plan is not qualified under section 401(a) of the Internal Revenue Code.

REQUIRED VOTE AND RECOMMENDATION

     The amendment and restatement of the 1991 Stock Plan will be approved at the Annual Meeting if the number of votes cast in favor of the amendment exceeds the number of votes cast opposing it. Under Oregon law, abstentions and broker non-votes will not be counted for or against this proposal.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of the amendment to the 1991 Stock Plan.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 4.

          AMENDMENT OF AMENDED AND RESTATED ARTICLES OF INCORPORATION
            TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

     The Board of Directors of Enron from time to time considers the possibility of declaring a stock split of the Enron Common Stock. However, as described below, Enron does not have a sufficient number of authorized shares of Common Stock to permit the Board of Directors to implement a 2-for-1 stock split. Therefore, at the Annual Meeting of Shareholders, there will be submitted for shareholder approval the resolutions described below that would, contingent upon a stock split of at least 2-for-1 being declared on or before May 4, 2001, amend the Amended and Restated Articles of Incorporation of Enron Corp. to increase the authorized number of shares of Common Stock that Enron has authority to issue from 600,000,000 shares to 1,200,000,000 shares (the "Charter Amendment").

     Shareholder approval of the following resolutions is necessary in order to effect the Charter Amendment:

          RESOLVED, that the Amended and Restated Articles of Incorporation of Enron Corp. are hereby amended by amending the first paragraph of Article IV thereof to read in its entirety as follows:

                The total number of shares of all classes of stock which this Corporation shall have authority to issue is 1,216,500,000 shares of capital stock, of which 16,500,000 shares are Preferred Stock (the "Preferred Stock"), and 1,200,000,000 shares are Common Stock (the "Common Stock").

          RESOLVED FURTHER, that the officers of Enron are hereby authorized, notwithstanding the authorization of the foregoing amendments by the shareholders of Enron, to execute and file with the Secretary of State of the State of Oregon the Articles of Amendment relating to such proposed amendment only if after May 4, 1999 and on or before May 4, 2001 Enron shall declare a 2-for-1 stock split effected as a dividend of one share of Common Stock for each outstanding share of Common Stock or a greater stock split effected as a dividend of shares of Common Stock on outstanding shares of Common Stock.

     If the Charter Amendment is adopted by the required vote of shareholders, it will become effective when the appropriate Articles of Amendment to the Amended and Restated Articles of Incorporation of Enron Corp. are filed with the Secretary of State of the State of Oregon. However, no Articles of Amendment will be filed unless on or prior to May 4, 2001 the Board of Directors declares at least a 2-for-1 stock split effected as a dividend.

     If such a stock split is effected, each holder of record of Common Stock on the record date established by the Board of Directors will be entitled to receive a certificate representing the additional shares of Common Stock issuable pursuant to the stock split and the Common Stock certificates outstanding prior to the stock split will remain outstanding without any need for shareholders to return certificates to Enron or to the transfer agent.

     Enron has been advised by tax counsel that a stock split effected as a dividend on the Common Stock would result in no gain or loss or realization of taxable income to holders of Common Stock under existing federal income tax laws. Each shareholder's basis would be allocated on a pro rata basis among the shares held on the record date for the stock split and the new shares issued in the stock split and the holding period for the new shares would be deemed to be the same as the holding period for the shares held on the record date. Enron shareholders subject to taxation in jurisdictions other than the United States should consult their tax advisers regarding the tax treatment of stock splits in such jurisdictions.

     In accordance with the terms of Enron's convertible securities and various stock option and incentive plans, in the event of a stock split, appropriate adjustments will be made in the number of shares of Common Stock issuable and any applicable conversion or exercise price.

REASONS FOR THE INCREASE IN NUMBER OF AUTHORIZED SHARES

     The Board of Directors believes that an increase in the number of authorized shares of Common Stock is beneficial in the event a 2-for-1 or greater stock split is declared. Enron is currently authorized to issue 600,000,000 shares of Common Stock, of which 351,213,484 were issued and outstanding and 136,368,119 were reserved for issuance at the close of business on March 8, 1999. As a result, Enron currently does not have enough authorized shares of Common Stock to effect a 2-for-1 stock split.

     Although the Charter Amendment will increase the total number of authorized shares of Common Stock by an amount substantially greater than that necessary to effect a 2-for-1 stock split, the existing relative proportion of issued and reserved shares to unissued shares will not change materially in the case of a 2-for-1 stock split. The Charter Amendment will therefore ensure that Enron will continue to have additional shares available for future issuance from time to time for proper corporate purposes, including possible future acquisitions, stock option or other employee incentive plans or future stock splits effected as dividends.

     The additional shares could potentially be issued at times and under circumstances that could have a dilutive effect on earnings per share and on the equity ownership and voting power of the present holders of Common Stock. Although the flexibility of the Board of Directors to issue additional Common Stock could enhance the Board of Directors' ability to negotiate on behalf of the shareholders in a takeover situation and also could be used by the incumbent Board of Directors to make a change of control more difficult, the Board of Directors has no present intention of issuing any shares of Common Stock for any anti-takeover purpose.

REQUIRED VOTE AND RECOMMENDATION

     The Charter Amendment will be approved at the Annual Meeting if the number of votes cast in favor of the Charter Amendment exceeds the number of votes cast opposing it. Under Oregon law, abstentions and broker non-votes will not be counted for or against this proposal.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" the approval of this proposal.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                                    ITEM 5.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     Pursuant to the recommendation of the Audit and Compliance Committee, the Board of Directors appointed Arthur Andersen LLP, independent public accountants, to audit the consolidated financial statements of Enron for the year ending December 31, 1999.

     The appointment of Arthur Andersen LLP as auditors of Enron will be ratified at the Annual Meeting if the number of votes cast in favor of ratification exceeds the number of votes cast opposing it. Under Oregon law, abstentions and broker non-votes will not be counted for or against this proposal.

     The shares represented by the proxies solicited by the Board of Directors will be voted as directed on the form of proxy or, if no direction is indicated, will be voted "FOR" ratification of Arthur Andersen LLP as the auditors of Enron.

     In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting of Shareholders on May 4, 1999, will be offered the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THIS PROPOSAL.

                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 2000 ANNUAL MEETING

     Pursuant to various rules promulgated by the SEC, any proposals of holders of Voting Stock of Enron intended to be presented to the Annual Meeting of Shareholders of Enron to be held in 2000 must be received by Enron, addressed to Rebecca Carter, Senior Vice President, Board Communications ("the Secretary"), 1400 Smith Street, Houston, Texas 77002, no later than December 2, 1999, to be included in the Enron proxy statement and form of proxy relating to that meeting.

     In addition to the SEC rules described in the preceding paragraph, Enron's bylaws provide that for business to be properly brought before the Annual Meeting of Shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of Enron who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a shareholder of Enron, the shareholder must have given timely notice in writing of the business to be brought before an Annual Meeting of Shareholders of Enron to the Secretary of Enron. To be timely, a shareholder's notice must be delivered to or mailed and received at Enron's principal executive offices, 1400 Smith Street, Houston, Texas 77002, on or before December 2, 1999. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Enron's books, of the shareholder proposing such business,
(iii) the acquisition date, the class and the number of shares of Voting Stock of Enron which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business and (v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in Enron's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

PROPOSALS FOR 1999 ANNUAL MEETING

     The date for delivery to, or receipt by, Enron of any notice from a shareholder of Enron regarding business to be brought before the 1999 Annual Meeting of Shareholders of Enron was November 25, 1998. Enron has not received any notices from its shareholders that Enron is required to include in this proxy statement.

NOMINATIONS FOR 2000 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

     Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to Enron's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of Enron who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of Enron. To be timely, a shareholder's notice shall be delivered to or mailed and received at Enron's principal executive offices, 1400 Smith Street, Houston, Texas 77002, (i) with respect to an election to be held at the Annual Meeting of Shareholders of Enron, or before December 2, 1999, and (ii) with respect to an election to be held at a special meeting of shareholders of Enron for the election of directors, not later than the close of business on the tenth day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on Enron's books, of such shareholder, and (ii) the class and number of shares of capital stock of Enron which are beneficially owned by the shareholder. In the event a person is validly designated as nominee to the Board of Directors and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

NOMINATIONS FOR 1999 ANNUAL MEETING

     The date for delivery to, or receipt by, Enron of any notice from a shareholder of Enron regarding nominations for directors to be elected at the 1999 Annual Meeting of Shareholders of Enron was November 25, 1998. Enron has not received any notices from its shareholders regarding nominations for directors to be elected at the 1999 Annual Meeting of Shareholders.

                                    GENERAL

     As of the date of this proxy statement, the management of Enron has no knowledge of any business to be presented for consideration at the meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the persons named in such proxies.

     The cost of any solicitation of proxies will be borne by Enron. In addition to solicitation by use of the mails, certain officers and regular employees of Enron may solicit the return of proxies by telephone, telegraph or personal interview. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to and solicitation of proxies from the beneficial owners of Voting Stock held of record by such persons, and Enron will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. In addition, Enron has retained a proxy soliciting firm, Corporate Investor Communications, Inc., to assist in the solicitation of proxies and will pay a fee of approximately $7,000 plus reimbursement of expenses.

                                            By Order of the Board of Directors

                                            PEGGY B. MENCHACA
                                            Vice President and Secretary

Houston, Texas
March 30, 1999

                                                                       EXHIBIT A

                                  ENRON CORP.

                             ANNUAL INCENTIVE PLAN

I. PURPOSE

     The Annual Incentive Plan (the "Plan") is designed to recognize, motivate, and reward exceptional accomplishment toward annual corporation objectives; to attract and retain quality employees; and to be market competitive.

II. ELIGIBILITY

     Only officers of the Company who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended, and the requirements of Rule 16b-3, are eligible to receive awards under this Plan.

III. ADMINISTRATION

     The Plan shall be administered by the Compensation and Management Development Committee of the Board of Directors of Enron Corp. (the "Committee"), which shall have the sole discretion to interpret the Plan; approve (a) pre-established, objective, annual performance measure(s), certify the level to which the performance measure(s) was (were) attained prior to any payment under the Plan, approve the amount of awards made under the Plan, and determine who shall receive any payments under the Plan. All decisions and determinations of the Committee on all matters relating to the Plan shall be conclusive. Members of the Committee shall not be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder. Only the Committee shall determine who shall receive an award under the Plan and make decisions concerning the timing, pricing, and amount of any award granted under the Plan.

IV. AWARD FUND

     The Plan shall have an annual award fund of five percent (5%) of recurring after-tax net income of the Company. "Recurring after-tax net income" means after-tax net income subject to downward adjustment by the Committee in its sole discretion for what the Committee considers unordinary or nonrecurring items of after-tax net income and other items or events, including, but not limited to financial impact on the Company resulting from changes in law and/or regulation pertaining to federal taxes imposed on corporations.

V. INDIVIDUAL TARGET AWARD LEVELS

     For eligible participants subject to Internal Revenue Code Section 162(m) ("IRC 162(m)"), as amended from time to time, or applicable regulations, and for officers who are subject to the provisions of Section 16 of the Securities Exchange Act of 1934, an individual target award level, expressed as a percentage of recurring after-tax net income, will be established by the Committee. The maximum individual target award level that may be established under the Plan is one percent (1%) of the recurring after-tax net income of the Company in any given Plan year.

     The establishment of an individual award level for any participant shall not give any participant the right to receive any payment under this Plan.

VI. PAYMENT OF AWARDS

     At the end of each Plan year, the Committee will verify the actual recurring after-tax net income of the Company, if any, and the resulting award fund, if any, taking into consideration any downward adjustments that the Committee may make at its sole discretion, prior to authorizing any payments under the Plan.

     The Committee will then determine which participants will receive payments under the Plan, and the amount of such payments, if any.

     For all participants, downward adjustment of the actual award level from the target award level may be made at the sole discretion of the Committee. Discretionary upward adjustment of the actual award level above the target award level shall not be allowed.

     Payments made under this Plan may be made in cash or other property having equivalent value, including shares of Enron Common Stock, at the sole discretion of the Committee, provided, however, the Committee may not authorize or make any payment in shares of Enron Common Stock if such payment would result in more than 1% of the then outstanding shares being issued on a cumulative basis as payments under this Plan. Cash payments made under this Plan may be deferred according to the terms of the Enron Corp. Deferral Plan.

VII. UNFUNDED NATURE OF PLAN

     This Plan shall constitute an unfunded mechanism for the Company to pay incentive compensation to participants from its general assets. No fund or trust is created with respect to the Plan, and no participant shall have any security or other interest in the assets of the Company.

VIII. COMPENSATION FOR BENEFIT PLAN PURPOSES

     Awards made under this Plan shall not be used to determine benefit amounts under the Company's benefit programs.

IX. PROHIBITION AGAINST ASSIGNMENT OR ENCUMBRANCE

     No right, title, interest, or benefit hereunder shall ever be subject to any tort liability or obligations of a participant, or be subject to seizure by any creditor of a participant or any person claiming under a participant. No participant nor any person claiming under a participant shall have the power to sell, transfer, pledge, anticipate, or dispose of any right, title, interest, or benefit hereunder in any manner until the same shall have been actually distributed free and clear of the terms of the Plan.

X. PLAN NOT AN EMPLOYMENT CONTRACT

     The Plan does not give any participant the right to be continued in employment, and all participants remain subject to change of salary, transfer, change of job, discipline, layoff, discharge or any other change of employment status.

XI. SEVERABILITY

     In the event any provision of the Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions or illegality or invalidity by amendment as provided in the Plan.

XII. WITHHOLDING OF TAXES

     The Company shall have the right to deduct from any payment made under the Plan any federal, state, or local taxes required by law to be withheld with respect to such awards.

XIII. APPLICABLE LAW

     The Plan shall be governed and construed in accordance with the laws of the State of Texas, except to the extent such laws are preempted by an applicable federal law.

XIV. EFFECTIVE DATE OF PLAN

     Upon approval by the shareholders of the Company at the 1999 Annual Meeting, the Plan shall be considered effective as of January 1, 1999.

XV. AMENDMENT AND TERMINATION OF THE PLAN

     The Committee may modify or terminate the Plan at any time without prior notice to or consent of participants; provided that, without the approval of the shareholders of the Company, no such amendment shall be made that would change the class of participants eligible to receive awards under the Plan, fund total payouts at a level greater than 5% of recurring after-tax net income, base the award fund on a performance measure other than recurring after-tax net income, increase the maximum individual target award level under the Plan, or modify any other material terms of the Plan.

Executed as of the 4th day of May, 1999.

                                            ENRON CORP.

                                            By:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

ATTEST:

------------------------------------------------------
Vice President and Secretary

                                                                       EXHIBIT B

                          ENRON CORP. 1991 STOCK PLAN
                (AS AMENDED AND RESTATED EFFECTIVE MAY 4, 1999)

SECTION 1. PURPOSE

     The purposes of this Enron Corp. 1991 Stock Plan (the "Plan") are to encourage selected persons employed by Enron Corp. (together with any successor thereto, the "Company") and its Affiliates and other eligible persons to develop a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders, and to enhance the ability of the Company and its Affiliates to attract and retain key individuals who are essential to the progress, growth and profitability of the Company.

SECTION 2. ADMINISTRATION

     2.1 The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be deemed the acts of the Committee.

     2.2 Subject to the terms of the Plan and applicable law, the Committee shall have sole power, authority and discretion to: (i) designate Participants;
(ii) determine the types of Awards to be granted to a Participant under the Plan; (iii) determine the number of Shares to be covered by or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, under what circumstances and how Awards may be settled or exercised in cash, Shares, other securities, other Awards, or other property, or may be canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, construe and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan;
(ix) make a determination as to the right of any person to receive payment of an Award or other benefit; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

     2.3 Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any stockholder, and any employee of the Company or of any Affiliate.

     2.4 The provisions of this Section 2 with respect to decisions made by, and authority of, the Committee shall be subject to the controlling provisions of Section 6.

SECTION 3. SHARES AVAILABLE FOR AWARDS

     3.1  Shares Available

          (i) Calculation of Number of Shares Available. Effective May 4, 1999, the number of Shares available for granting Awards under the Plan shall be 10 million (10,000,000) Shares, subject to adjustment as provided in
     Section 3.2.

          Further, if after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which an Award relates, are forfeited, or if an Award otherwise terminates without the delivery of Shares or of other consideration, then the Shares covered by such Award (or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination) shall again be available for granting Awards under the Plan.

          (ii) Accounting for Awards. For purposes of this Section 3, if an Award is denominated in Shares, the number of Shares covered by such Award, or to which such Award relates, shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan; provided, however, Awards that operate in tandem with (whether granted simultaneously with or at a different time from) other Awards may be counted or not counted under procedures adopted by the Committee in order to avoid double counting.

          (iii) Sources of Shares Deliverable Under Awards. Any shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

     3.2  Adjustments

          (i) In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company (or other similar corporate transaction or event) affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, subject to Section 3.2(ii), in such manner as it may deem equitable, adjust any or all of (a) the number and type of Shares (or other securities or property) which thereafter may be made the subject of Awards, (b) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (c) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that with respect to Awards of Incentive Stock Options, no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

          (ii) If, and whenever, prior to the expiration of a grant theretofore made, the Company shall effect a subdivision or consolidation of Shares or the payment of a stock dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such grant may thereafter be vested or exercised (a) in the event of an increase in the number of outstanding Shares shall be proportionately increased, and if the grant is an Option the purchase price per Share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced, and if the grant is an Option the purchase price per Share shall be proportionately increased.

SECTION 4. ELIGIBILITY

     Any Employee (i) who is a resident of the United Kingdom, or (ii) who is a member of the Management Committee of the Company, and any individual who is a Director of the Company duly elected by stockholders of the Company who is not an Employee at the time a grant is made, shall be eligible to be designated a Participant. However, subject to the foregoing, the only Employees who shall be eligible to receive grants of Incentive Stock Options under the Plan shall be those Employees who are Employees of the Company within the meaning of Section 424(e) or (f) of the Code. Grants may be made to the same individual on more than one occasion. For purposes of this Section 4, "Management Committee" shall mean the group of individuals who are appointed by the Chairman and either of the Chief Executive Officer, or President of Enron Corp., to serve on such committee.

SECTION 5. AWARDS

     5.1 Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, which are not inconsistent with the provisions of the Plan, as the Committee shall determine:

          (i) Exercise Price. The per Share purchase price of an Option shall not be less than the Fair Market Value of a Share on the date of grant of such Option and in no event less than the par value of a Share.

          (ii) Time and Method of Exercise. Subject to the provisions contained in the Plan and in a Participant's Award Agreement, unexercised vested Shares under an Option may be exercised in whole or in part from time to time by request to the Company. Payment of the exercise price and any applicable tax withholding amounts must be made at the time of exercise, in whole or in part, by delivery of a cashier's check, Shares of Stock, other awards, other property or any combination thereof having a fair market value equal to such amount or part thereof provided that the fair market value of Stock so delivered shall be equal to the closing price of the Stock as reported in the "NYSE -- Composite Transaction" section of the Midwest Edition of the Wall Street Journal on the date of actual receipt by the Company of the notice exercising the Option or, if no prices are so reported on such day, on the last preceding day on which such prices of Stock are so reported. An Option may be exercised through a broker financed exercise pursuant to the provisions of Regulation T of the Federal Reserve Board. If the Company receives payment of the purchase price for the exercise of the Option through a broker financed exercise before the end of the third business day following the broker's execution of the sale of Stock for the financed exercise, the exercise shall be effective at the time of such sale. Otherwise, the exercise shall be effective when the Company receives payment of the purchase price.

          (iii) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of
     Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

          (iv) Option Agreement. Each grant of Options shall be evidenced by an Award Agreement which shall specify the term of the Option as well as vesting and termination provisions.

          (v) Limit on Size of Option Grants. No individual shall be granted Options totaling more than 1,000,000 shares in any single calendar year.

          (vi) Status as shareholder. Unless and until a certificate or certificates representing such Shares shall have been issued by the Company to the Participant, the Participant (or the person permitted to exercise an Option in the event of the Participant's death or incapacity) shall not be or have any of the rights or privileges of a shareholder of the Company with respect to the Shares acquirable upon an exercise of an Option.

     5.2  Restricted Stock

          (i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Participants, which Awards shall be evidenced by Award Agreements, which shall specify vesting and termination provisions. Notwithstanding the foregoing, the number of Shares of Restricted Stock which may be granted shall be limited to not more than twenty-five percent (25%) of the total number of Shares available for grant under the Plan.

          (ii) Restrictions. Shares of Restricted Stock shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, unless Shares of Restricted Stock are granted in lieu of cash compensation or to compensate for benefits lost due to statutory and/or plan earnings limits, restrictions placed on Awards granted under Section 5.2(vi) herein shall lapse in not less than one year for performance-based Awards, and other Awards granted under this Section
     5.2 shall not lapse in total in less than three years.

          (iii) Certificates and Dividends. All dividends and distributions, or cash equivalent thereof (whether cash, stock or otherwise), on unvested Shares of Restricted Stock shall be withheld from the respective Participant and credited by the Company for the Participant's account. At such time as a Participant becomes vested in a portion of the Award of Restricted Stock Shares, the restrictions thereon imposed by this Section 5.2(iii) shall lapse and certificates representing such vested shares shall be delivered to the Participant along with all accumulated credits for dividends and distributions, or cash equivalent thereof attributable to such vested shares. Interest shall not be paid on any dividends or distributions or cash equivalent thereof, credited by the Company for the account of a Participant. The Company shall have the option of paying such credits for accumulated dividends or distributions or cash equivalent thereof, in Shares of the Company rather than in cash. (If payment is made in Shares, the conversion to Shares shall be at the average Fair Market Value for the five trading days preceding the date of payment.) Dividends and distributions, or cash equivalent thereof credited on non-vested Restricted Stock shall be forfeited in the same manner and at the same time as the respective shares of Restricted Stock to which they are attributable are forfeited, except that such forfeited credits for dividends and distributions or cash equivalent thereof shall be canceled and shall not be available for future distribution under this Plan.

          (iv) Payment. A Participant shall not be required to make any payment for Awards of Restricted Stock, except to the extent otherwise required by law.

          (v) Forfeiture. Unless the Committee decides otherwise, Shares of non-vested Restricted Stock awarded to a Participant will be forfeited if the Participant terminates employment or service for any reason other than death, Disability, Retirement or Involuntary Termination. At the time and on the date of a Participant's death, Disability, Retirement or Involuntary Termination during the Participant's employment or service, prior to the date the Participant otherwise becomes fully vested in all the Restricted Stock awarded to the Participant, all restrictions placed on each share of Restricted Stock awarded to the Participant shall lapse and the non-vested Restricted Stock will become fully vested

     Released Securities. From and after such date the Participant or the Participant's estate, personal representative or beneficiary, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

          (vi) Performance-Based Restricted Stock. The Committee is hereby authorized to grant Awards of Restricted Stock which qualify as performance-based compensation under Code Section 162(m), such that a) the issuance is contingent upon attainment of pre-established performance criteria; b) restrictions lapse contingent upon attainment of pre-established performance criteria; or c) the issuance is in lieu of cash payments under the Enron Corp. Annual Incentive Plan or the Enron Corp. Performance Unit Plan, based upon attainment of the performance criteria established under the terms of those stockholder approved plans. The performance criteria to be used with such Awards shall be recurring after-tax net income and/or cash flow, at the Company and/or subsidiary level, and earnings per share and/or total shareholder return, at the Company level, as determined at the sole discretion of the Committee. Performance criteria will be established by the Committee prior to the beginning of each performance period, defined as January 1 of each year, or such later date as permitted under the Code, or applicable regulations. Notwithstanding any other provision of the Plan, no individual shall be granted Awards of Restricted Stock under this Section 5.2(vi) totaling more than 100,000 shares in any single calendar year. "Recurring after-tax net income" means after-tax net income subject to adjustment by the Committee in its sole discretion for what the Committee considers an unordinary or nonrecurring items of after tax net income.

          (vii) Phantom Stock Units. Notwithstanding any other provision of the Plan to the contrary, wherever under the Plan, a provision is made for the grant to a Director of the Company of Shares of Restricted Stock, whether such grant is discretionary or non-discretionary (as in Section 6), such grant shall be made in an equivalent number of Phantom Stock Units instead of Shares of Restricted Stock. An Award of Phantom Stock Units granted under Section 6 shall be subject to the provisions therein that apply to a grant of Shares of Restricted Stock. Additionally, the Committee is authorized to grant Awards of Phantom Stock Units to eligible persons other than Directors of the Company. Awards of Phantom Stock Units shall be evidenced by Award Agreements. Except as provided in Section 6, paragraphs
     (ii), (iii), (iv) and (v) of this Section 5.2 shall apply to Awards of Phantom Stock Units in similar manner as they apply to Shares of Restricted Stock, as interpreted by the Committee, provided, however, the limitation in paragraph (i) above on the number of Shares of Restricted Stock which may be granted shall apply to total aggregate Awards of Shares of Restricted Stock and Phantom Stock Units. A Phantom Stock Unit is a contractual obligation of the Company equal in value to one Share of the Company, which until paid is an unfunded bookkeeping credit on the records of the Company. Such credit shall be increased by the dividends per Share of the Company after the date of the Award. The portion of such credit attributable to Phantom Stock Units shall be paid under paragraph (iii) above in Shares of the Company.

     5.3  General

          (i) No Cash Consideration for Awards. Except as otherwise provided in the Plan, awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

          (ii) Awards May be Granted Separately or Together. Awards, at the discretion of the Committee, may be granted either alone or in addition to, or in tandem with any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

          (iii) Limits on Transfer of Awards. No Award (other than Released Securities) and no right under any such Award shall be assignable, alienable, saleable or transferable by a Participant other than:

             (a) by will or by the laws of descent and distribution;

             (b) pursuant to a "domestic relations order" as defined in Section 414 of the Code or Section 206 of the Employee Retirement Income Security Act of 1974, as amended;

             (c) by transfer by an eligible Participant, subject to such rules as the Committee may adopt to preserve the purposes of the Plan (including limiting such transfer to Participants who are directors or senior executives), to:

                (I) a member of his or her Immediate Family,

                (II) a trust solely for the benefit of the Participant and his or her immediate Family, or

                (III) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family members,

             (d) by designation, in a manner established by the Committee, of a beneficiary or beneficiaries to exercise the rights of the Participant and to receive any property distributable with respect to any Award upon the death of the Participant.

     Each transferee described in (b) and (c) above is hereafter referred to as a "Permitted Transferee", provided that the Committee is notified in writing of the terms and conditions of any transfer intended to be described in (b) or (c) and the Committee determines that the transfer complies with the requirements of the Plan and the applicable Award Agreement. Any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance that does not qualify under (a), (b), (c) or (d) shall be void and unenforceable against the Company. "Immediate Family" means, with respect to a particular Participant, the Participant's spouse, children or grandchildren (including adopted and stepchildren and grandchildren).

     The terms and provisions of an Award Agreement shall be binding upon the beneficiaries, executors and administrators of the Participant and on the Permitted Transferees of the Participant (including the beneficiaries, executors and administrators of the Permitted Transferees), except that Permitted Transferees shall not reassign any Award other than by will or by the laws of descent and distribution. An Award shall be exercised only by the Participant (or his or her attorney in fact or guardian) (including, in the case of a transferred Award, by a Permitted Transferee), or, in the case of the Participant's death, by the Participant's executor or administrator (including, in the case of a transferred Award, by the executor or administrator of the Permitted Transferee), and all exercises of an Award shall be accompanied by sufficient payment, as determined by the Company, to meet its withholding tax obligation on such exercise or by other arrangements satisfactory to the Committee to provide for such payment.

          (iv) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any Option or Stock Appreciation Right exceed a period of ten (10) years from the date of its grant.

          (v) Rule 16b-3. It is intended that the Plan and any Award made to a Person subject to Section 16 of the Securities Exchange Act of 1934, as amended, meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

          (vi) Status of Stock. The Company intends to register for issue under the Securities Act of 1933, as amended ("The Act"), the Shares of Stock acquirable pursuant to Awards under the Plan, and to keep such registration effective throughout the period any Awards are in effect. In the absence of such effective registration or an available exemption from registration under the Act, delivery of Shares of Stock acquirable pursuant to Awards under the Plan shall be delayed until registration of such Shares is effective or an exemption from registration under the Act is available. The Company intends to use its best efforts to ensure that no such delay will occur. In the event exemption from registration under the Act is available, Participant (or Participant's estate or personal representative in the event of the Participant's death or incapacity), if requested by the Company to do so, will execute and deliver to the Company in writing an agreement containing such provisions as the Company may require to assure compliance with applicable securities laws. No sale or disposition of Shares of Stock acquired pursuant to an Award under the Plan by a Participant shall be made in the absence of an effective registration statement with respect to such shares under the Act unless an opinion of counsel satisfactory to the Company that such sale or disposition will not constitute a violation of the Act or any other applicable securities laws is first obtained. In the event that a Participant proposes to sell or otherwise dispose of Shares of Stock in such a manner that an exception from the registration requirements of the Act is unavailable for such sale or disposition, and upon request to the Company by the Participant, the Company, at its sole cost and expense, shall cause a registration statement to be prepared and filed with respect to such sale or disposition by the Participant and shall use its best efforts to have such registration statement declared effective, and, in connection therewith, shall execute and deliver such documents as shall be necessary, including without limitation, agreements providing for the indemnification of underwriters for any loss or damage incurred in connection with such sale or disposition.

          (vii) Share Certificates. All certificates for Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions, including, but not limited to, the provisions of Subsection 5.3(vi).

SECTION 6. GRANTS TO NON-EMPLOYEE DIRECTORS

     6.1 A. Subject to the limitation of the number of Shares and Restricted Stock set forth in Section 3 and Section 5.2(i), each Director of the Company who is not otherwise an employee of the Company or any Affiliate (a "nonemployee Director"), effective during the term of the Plan on each Monday next following the Director's election at the annual meeting of stockholders of the Company (commencing with the 1992 annual meeting of stockholders), is hereby granted, effective on such date, shares of Restricted Stock and an Option to purchase Shares as determined by the provisions of the following paragraph. The Option shall not be an Incentive Stock Option.

     B. The number of shares of Restricted Stock hereby granted in each year to each nonemployee Director shall be equal to fifty percent (50%) of "A," where "A" is equal to (i) the average Retainer Fee, on an annualized basis, paid or payable to a nonemployee Director in the prior fiscal year, divided by (ii) the per share Fair Market Value of the Shares on the date of grant, rounded to the next higher increment of ten. The average Retainer Fee, on an annualized basis, paid to a nonemployee Director shall be determined by dividing the number of nonemployee Directors serving on the Board in the previous fiscal year into the aggregate annualized cash Retainer Fee paid to or entitled to be received by (but for elections made by such Directors under Section 6.2 of the Plan) all such nonemployee Directors during the Company's preceding fiscal year for services rendered to the Company as Directors (including any deferred compensation). "Retainer Fee" means the amount which a nonemployee Director receives for serving as a Director, a member of a committee of the Board of Directors of the Company or a chairperson of such a committee. The number of Shares which is granted hereby in each year to each nonemployee Director pursuant to an Option is equal to the sum of (i) the number of shares of Restricted Stock granted hereby multiplied by the number four (4), and (ii) three thousand (3,000).

     6.2 A. Subject to the limitation of the total number of Shares and Restricted Stock set forth in Section 3 and Section 5.2(i), on July 1 of each year, each nonemployee Director, who on or prior to December 31 of the previous year files with the Committee or its designate an irrevocable election to receive a grant under this Section 6.2 in lieu of a portion or all of the cash amount of the projected Retainer Fees plus meeting fees for six (6) regular meetings of the Board of Directors, such Director will be entitled to receive in the following year beginning January 1 and ending December 31, as determined at the time of such election (the "Aggregate Fee"), is hereby granted on such July 1, shares of Restricted Stock and an Option to purchase a number of Shares, as determined by the provisions of the following paragraph. In making such election, the nonemployee Director may elect a vesting date applicable to the grant of shares of Restricted Stock to be a date not earlier than six (6) months and not later than five (5) years from the date of grant. The Options shall not be Incentive Stock Options.

     B. The number of Shares of Restricted Stock which is hereby granted on each July 1 to a nonemployee Director making such an election is equal to fifty percent (50%) of "A", where "A" is equal to (i) the cash amount of the portion of such projected Aggregate Fee selected by the nonemployee Director, divided by
(ii) the per share Fair Market Value of a Share on the date of grant, rounded to the next higher increment of ten. The number of Shares for which an Option is hereby granted on each July 1 to such nonemployee Director is equal to the number of shares of Restricted Stock granted hereby multiplied by the number four (4).

     6.3 The following provisions are applicable to Options granted pursuant to Sections 6.1 and 6.2:

     A. Options shall be exercisable according to the following provisions:

          (i) An Option granted pursuant to Section 6.1 shall become exercisable for twenty percent (20%) of the Shares covered thereby on the date of grant, and thereafter, for twenty percent (20%) of the Shares covered thereby on each of the first, second, third and fourth anniversaries of the grant thereof.

          (ii) An Option granted pursuant to Section 6.2 shall be exercisable in full on the date of grant.

     B. The purchase price of a Share covered under an Option granted under Sections 6.1 or 6.2 shall be the Fair Market Value of a Share on the date of grant, but not less than the par value of a Share.

     C. Each Option shall expire ten (10) years from the date of grant thereof, but shall be subject to earlier termination as follows. Options, to the extent exercisable as of the date a nonemployee Director optionee ceases to serve as a Director of the Company, must be exercised within three months of such date unless such event results from death, Disability or Retirement, in which case such Options may be exercised by the optionee, the optionee's legal representative, heir or devisee, as the case may be, within one (1) year from the date of death, Disability or Retirement; provided, however, that no such event shall extend the normal expiration date of such Options.

     D. Upon exercise of the Option, delivery of a certificate for fully paid and nonassessable Shares shall be made at the corporate office of the Company in Houston, Texas to the optionee exercising the Option either at such time during ordinary business hours after fifteen (15) days but not more than thirty (30) days from the date of receipt of the notice by the Company as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the optionee exercising the Option.

     E. That portion of Options granted under Section 6.2 to a nonemployee Director which is attributable to a portion of the Director's Aggregate Fee which would not have been earned due to termination of service as a Director or a change in the Director's membership on a committee(s) of the Board of Directors automatically shall be canceled upon such an event.

     6.4 The following provisions are applicable to grants of Restricted Stock made pursuant to Sections 6.1 or 6.2, as the case may be:

     A. A recipient of a Restricted Stock grant made pursuant to Section 6.1 shall obtain without cost to the recipient a vested right in the Restricted Stock so granted based on the recipient's consecutive full years of service completed as a Director of the Company after the date of the grant in accordance with the following table:

COMPLETED YEARS OF SERVICE                                                     PERCENT OF SHARES OF
   AFTER DATE OF GRANT                                                          STOCK GRANT VESTED
--------------------------                                                     --------------------
     Less than 1..............................................................           0%
               1..............................................................          20%
               2..............................................................          40%
               3..............................................................          60%
               4..............................................................          80%
               5..............................................................         100%

     B. All shares of Restricted Stock, upon vesting, shall be deemed to be fully paid and nonassessable.

     C. Shares of non-vested Restricted Stock awarded to a nonemployee Director will be forfeited if the Director terminates service as a Director for any reason other than death, Disability or Retirement.

     D. At the time and on the date of a nonemployee Director's death, Disability or Retirement during the Director's service as a Director prior to the date the Director otherwise becomes fully vested in all the Restricted Stock awarded to the Director, all restrictions placed on each share of Restricted Stock awarded to the Director shall lapse and the non-vested Restricted Stock will become fully vested Released Securities. From and after such date, the Director or the Director's legal representative, heir or devisee, as the case may be, shall have full rights of transfer or resale with respect to such Restricted Stock subject to applicable state and federal regulations.

     6.5 A nonemployee Director shall be ineligible to receive a grant provided for in Sections 6.1 and 6.2 if as of the date of such grant the Director (i) is an employee of the Company or any Affiliate or (ii) has been an employee of the Company or any Affiliate for any part of the calendar year preceding the calendar year in which such a grant is to be made.

     6.6 In the event that the number of Shares available for grants under the Plan is insufficient to make all grants provided for in this Section 6 hereby made on the applicable date, then all nonemployee Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under the Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available Shares.

     6.7 Except as expressly provided in this Section 6, grants made pursuant to this Section 6 shall be subject to the terms and conditions of the Plan; however, if there is a conflict between the terms and conditions of the Plan and this Section 6, then the terms and conditions of this Section 6 shall control.

     6.8 All Options and grants of Restricted Stock under this Section 6 shall be evidenced by Award Agreements.

     6.9 In the event a nonemployee Director, as a result of employment, business or professional interests of such nonemployee Director or Director's spouse, becomes subject to restrictions on direct or indirect ownership of shares of Company stock arising from participation in the Plan, and submits to the Committee a written opinion of counsel in a form satisfactory to the Committee that his or her continued participation in the Plan would be deemed to be a material conflict of interest for business, employment or professional purposes for the nonemployee Director or Director's spouse, then at the written request to the Committee by such nonemployee Director invoking the provisions of this Section 6.9, in a format acceptable to the Committee, such nonemployee Director will not be eligible to receive any further grant under this general
Section 6 of the Plan until such time as the Committee is satisfied that said restrictions have been removed or no longer apply, and as of the last day of the month in which such written request is received by the Committee, all outstanding grants made to such nonemployee Director under this general Section 6 of the Plan shall be forfeited and cancelled.

     6.10 In the event a nonemployee director resigns his or her directorship with the Company with the advance approval of the Committee, the Committee in giving such approval shall have discretion to fully vest grants of Restricted Stock made to such director and to extend up to twelve months from the effective date of such resignation the director's right to exercise Options granted to such director, but only as to the vested portion of such Options as of the effective date of resignation.

SECTION 7. AMENDMENT AND TERMINATION

     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

     7.1 Amendments to the Plan. The Board of Directors at its discretion may terminate the Plan at any time with respect to any Shares for which a grant has not theretofore been made. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any grant theretofore made may be made which would impair the rights of the recipient of a grant without the consent of such recipient; and provided further, that notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the stockholders of the Company no such amendment or alteration shall be made that would:

          (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 3 hereof;

          (ii) change the minimum Option price;

          (iii) change the class of Participants eligible to receive Awards;

          (iv) extend the maximum period during which Awards may be granted under the Plan;

          (v) increase the maximum number of Options that may be granted under
     Section 5.1 or Shares of performance-based Restricted Stock that may be granted under Section 5.2(vi) to any individual in any calendar year; or

          (vi) otherwise modify the material terms of the Plan.

     7.2 Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events

     A. Subject to the provisions of Section 7.2B, C and D below, if a transaction occurs which is not approved or recommended by a majority of the Board of Directors of the Company in actions taken prior to, and with respect to, such transaction in which either (i) the Company merges or consolidates with any other corporation (other than one of the Company's wholly owned subsidiaries) and is not the surviving corporation (or survives only as the subsidiary of another corporation), (ii) the Company sells all or substantially all of its assets to any other person or entity, or (iii) the Company is dissolved, or if (iv) any third person or entity (other than the trustee or committee of any qualified employee benefit plan of the Company), together with its Affiliates and Associates shall be, directly or indirectly, the Beneficial Owner of at least thirty percent (30%) of the Voting Stock of the Company, or
(v) the individuals who constitute the members of Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a Director subsequent to the date hereof whose election or nomination for election by the Company's stockholders was approved by a vote of at least eighty percent (80%) of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objection to such nomination) shall be, for purposes of this clause (v), considered as though such person were a member of the Incumbent Board, then within (a) ten days of the approval by the stockholders of the Company of such merger, consolidation, sale of assets or dissolution as described in clause (i), (ii) or (iii) of this Section 7.2A, or
(b) thirty (30) days of the occurrence of such change of Beneficial Ownership or Directors as described in clause (iv) or (v) of this Section 7.2A., then with respect to outstanding grants of Restricted Stock made under Section 5.2, each recipient thereof shall have a fully vested right in all Restricted Stock granted to the recipient and then outstanding, and with respect to outstanding grants of Options made under Section 5.1, all such outstanding Options, irrespective of whether they are then exercisable, shall be surrendered (at such time as may be necessary to comply with Rule 16b-3) to the Company by each grantee thereof and such Options shall thereupon be canceled by the Company, and the grantee shall receive a cash payment by the Company in an amount equal to the number of Shares subject to the Options held by such grantee multiplied by the difference between (x) and (y) where (y) equals, in the case of Options, the purchase price per Share covered by the Option and (x) equals (1) the per share price offered to stockholders of the Company in any such merger, consolidation, sale of assets or dissolution transaction, (2) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby any such change of Beneficial Ownership or Directors takes place, or (3) the Fair Market Value of a Share on the date determined by the Committee (as constituted prior to any change described in clause (iv) or (v)) to be the date of cancellation and surrender of such Options if any such change of Beneficial Ownership or Directors occurs other than pursuant to a tender or exchange offer, whichever is appropriate. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 7.2A consists of anything other than cash, the Committee (as constituted prior to such transaction) shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

     B. Except as otherwise expressly provided herein, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Restricted Stock or Options theretofore granted or the purchase price or grant price per share, if applicable.

     C. Any adjustment provided for in Section 3.2 or Section 7.2 shall be subject to any required stockholder action.

     7.3 Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

SECTION 8. GENERAL PROVISIONS

     8.1 No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant.

     8.2  Withholding. The Company or any Affiliate is authorized and directed
(i) to withhold from any Award granted or any payment due or any transfer made under any Award or under the Plan the amount (in cash, Shares, other securities, other Awards, or other property) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan, and (ii) to take such other action, including but not limited to, acceptance of already owned Shares (including Shares acquired from the exercise of an Option or vesting of Shares of Restricted Stock), as may be necessary to satisfy all obligations for the payment of such taxes.

     8.3 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements and such arrangements may be either generally applicable or applicable only in specific cases.

     8.4 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan unless otherwise expressly provided in the Plan or in any Award Agreement.

     8.5 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Texas.

     8.6 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws. If it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     8.7 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

     8.8 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated. In addition, no fractional Shares shall be accepted by the Company in payment of the exercise price of an Option.

     8.9 Headings. Headings are given to the Sections and Subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

     8.10 No Limitation. The existence of the Plan and the grants of Awards made hereunder shall not affect in any way the right or power of the Board of Directors or the stockholders of the Company (or stockholders of any Affiliate, as applicable) to make or authorize any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Affiliate, any merger or consolidation of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof or pertaining thereto, the dissolution or liquidation of the Company or any Affiliate or any sale or transfer of all or any part of Company or any Affiliate's assets or business, or any other corporate act or proceeding.

     8.11 No Right to Retention. Neither the Plan, nor any Award granted pursuant to the Plan, is a contract or agreement that the Company will retain the services of a Director or Non-employee Contractor for any period of time, or at any particular rate of compensation, nor does it affect a right of a Director or the Company to resign or be removed, as the case may be, from the Company's Board of Directors.

     8.12 Securities Laws. Each Award granted under the Plan shall be subject to the requirement that if at any time the Board of Directors shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such grant upon any securities exchange or under any state or federal law, or that the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, such grant or the issue or purchase of shares thereunder, such grant shall be subject to the condition that such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors.

SECTION 9. EFFECTIVE DATE OF THE PLAN

     The Plan shall be effective as of the date of its approval by the stockholders of the Company.

SECTION 10. TERM OF THE PLAN

     No Award shall be granted under the Plan after the earlier of (i) ten (10) years from the date of approval of the Plan by the stockholders of the Company pursuant to Section 9 or (ii) termination of the Plan pursuant to Section 7.1. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and any authority of the Committee to amend, alter, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.

SECTION 11. DEFINITIONS

     As used in the Plan, the following terms shall have the meanings set forth below:

          (a) "Affiliate" shall mean (i) any entity that directly or through one or more intermediaries is controlled by the Company, (ii) any entity in which the Company has a significant equity interest as determined by the Committee, (iii) with respect to matters relating to Rule 16b-3, as the term "affiliate" is used in Rule 16b-3 and (iv) as used in Section 7.2 and in the term "Associate," as the term "affiliate" is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

          (b) "Associate" is used to indicate a relationship with a specified person and shall mean (i) any corporation, partnership or other organization to which such specified person is an officer or partner or is, directly or indirectly, the Beneficial Owner of ten percent (10%) or more of any class of equity securities, (ii) any trust or other estate in which such specified person has a substantial beneficial interest or as to which such specified person serves as trustee or in a similar fiduciary capacity,
     (iii) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person or who is a Director or officer of the Company or any of its parents or Affiliates, and
     (iv) any person who is a director or officer of such specified person or any of its parents or Affiliates (other than the Company or any wholly owned subsidiary of the Company).

          (c) "Award" shall mean any Option, Restricted Stock or Phantom Stock Unit granted under the Plan.

          (d) "Award Agreement" shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

          (e) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; provided, however, and without limitation, any individual, corporation, partnership, group, association or other person or entity which has the right to acquire any Voting Stock at any time in the future, whether such right is contingent or absolute, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options, or otherwise, shall be the Beneficial Owner of such Voting Stock.

          (f) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (g) "Committee" shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two Non-Employee Directors, as defined in Rule 16b-3.

          (h) "Disability" shall mean, with respect to an Employee of the Company or one of its Affiliates, such total and permanent disability as qualifies the Employee for benefits under the long-term or extended disability plan of the Company or Affiliate covering the Employee at the time. With respect to a nonemployee Director, Disability shall mean inability to perform duties and services as a Director of the Company by reason of a medically determinable physical or mental impairment supported by medical evidence which in the opinion of the Committee can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months. With respect to a Non-employee Contractor, Disability shall mean inability to perform duties and services for the Company or an Affiliate by reason of a medically determinable physical or mental impairment supported by medical evidence which in the opinion of the Committee can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

          (i) "Employee" shall mean any person employed by the Company or any Affiliate.

          (j) "Fair Market Value" shall mean, with respect to any property (including, without limitation, any Shares or other securities), the value of such property determined by such methods or procedures as shall be established from time to time by the Committee; provided, that so long as the closing price of Shares as reported in the "NYSE-Composite Transactions" section of the Midwest edition of The Wall Street Journal is reported, Fair Market Value with respect to Shares on a particular date shall mean such closing price of Shares as so reported for such date (or, if no prices are quoted for that date, as so quoted for the last preceding date for which such prices were so quoted).

          (k) "Incentive Stock Option" shall mean an option granted under
     Section 5.1 of the Plan that is intended to meet the requirements of
     Section 422 of the Code, or any successor provision thereto.

          (l) "Involuntary Termination" shall mean termination of a Participant's employment as an Employee or service as a Non-employee Contractor with the Company or an Affiliate at the election of the Company or Affiliate, provided that such termination is not Termination for Cause and provided further, that in the case of a Non-employee Contractor, such termination is not due to the election of the Company or an Affiliate not to renew the Non-employee Contractor's contract upon its expiration. Involuntary Termination shall not include a transfer of assignment or location of a Participant where the Participant is employed by the Company or an Affiliate both before and after the transfer.

          (m) "Non-employee Contractor" shall mean a person who is not an Employee as defined in this Section 11, who is performing services for the Company or an Affiliate under a contractual arrangement either directly or through a third party agency.

          (n) "Non-Qualified Stock Option" shall mean an option granted under
     Section 5.1 or Section 6 of the Plan that is not intended to be an Incentive Stock Option.

          (o) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

          (p) "Participant" shall mean an Employee or other individual described in Sections 4.1 and 4.2 designated to be granted an Award under the Plan.

          (q) "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

          (r) "Phantom Stock Unit" shall mean an Award granted under Section 5.2(vii) of the Plan.

          (s) "Released Securities" shall mean securities that were Restricted Stock with respect to which all applicable restrictions have expired, lapsed or been waived.

          (t) "Restricted Stock" shall mean any Shares granted under Section 5.2 or Section 6.1 or Section 6.2 of the Plan.

          (u) "Retirement" shall mean (i) with respect to an Employee of the Company or one of its Affiliates, after attainment of age 55 with at least 5 years of service, the Employee's termination of employment and eligibility to receive benefits under the Enron Corp. Cash Balance Plan, and (ii) with respect to a Director of the Company, termination of service as a Director or Honorary Director, after at least five (5) years of continuous service, or upon or after the date the Director attains age 72.

          (v) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended from time to time.

          (w) "Shares" shall mean the shares of Common Stock of the Company and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 3.2 of the Plan.

          (x) "Termination for Cause" shall mean termination of employment or services at the election of the Company or an Affiliate because of the Participant's (i) conviction of a felony (which, through lapse of time or otherwise, is not subject to appeal); or (ii) willful refusal without proper legal cause to perform the Participant's duties and responsibilities; or (iii) willfully engaging in conduct which the Participant has, or in the opinion of the Committee should have, reason to know is materially injurious to the Company or an Affiliate. Such termination of employment or services shall be effected by notice thereof delivered by the Company or an Affiliate to the Participant and shall be effective as of the date stated in such notice; provided, however, that if
     (a) such termination of employment or services is because of the Participant's willful refusal without proper cause to perform any one or more duties and responsibilities and (b) within seven (7) days following the date of such notice the Participant shall cease such refusal and shall use all reasonable efforts to perform such obligations, the termination of employment or services, if made, shall not be for cause.

          (y) "Voting Stock" shall mean all outstanding shares of capital stock of the Company entitled to vote generally in elections for directors, considered as one class; provided, however, that if the Company has shares of Voting Stock entitled to more or less than one vote for any such share, each reference to a proportion of shares of Voting Stock shall be deemed to refer to such proportion of the votes entitled to be cast by such shares.

          (z) Any terms or provisions used herein which are defined in Sections 83, 421, 422 or 424 of the Code, or the regulations thereunder, or in Rule 16b-3 of the Securities Exchange Act of 1934, as amended, shall have the meanings as therein defined.

SECTION 12. PURPOSE OF FOLLOWING SECTIONS

     12.1 The purpose of these additional sections is to obtain Approved Share Option Scheme status for UK Participants under the Plan. These sections are to be read as a continuation of the Plan and modify the Options granted thereunder only in relation to UK resident Participants who are granted Options under the Plan with additional sections. They do not add to or modify the Plan in respect of any other category of Participant.

     SECTION 13. DEFINITIONS AND CONSTRUCTION

     13.1 The following additional capitalized definitions shall have the respective meanings set forth below:

          (a) "Act" shall mean the Income and Corporation Taxes Act 1988.

          (b) "Approved Option" shall mean an Option granted under the Plan with additional sections to a UK Participant while the Plan with additional sections is approved by the UK Inland Revenue under the Act.

          (c) "Limit" shall mean the greater of

             (i) L100,000 or

             (ii) if there were Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the current or preceding Year of Assessment (whichever of those years gives the greater amount) or

             (iii) if there were no Relevant Emoluments for the preceding Year of Assessment, four times the amount of the Relevant Emoluments for the period of 12 months beginning with the first day during the current Year of Assessment in respect of which there are Relevant Emoluments.

             "Relevant Emoluments" shall mean such of the emoluments of the UK Participant as are liable to be paid under deduction of PAYE income tax.

          (d) "UK Participant" shall mean an Employee or director of the Company or any participating Affiliate who satisfies the eligibility criteria in
     Section 4 of the Plan (as modified by Section 15).

          (e) "Year of Assessment" shall mean a year beginning on any 6 April and ending on the following 5 April.

     13.2 The following definitions in Section 11 shall be modified as set forth below in relation to Approved Options only and shall be so construed throughout the Plan:

          (a) "Affiliate" shall mean any company which is both a Subsidiary of the Company (as defined by Section 736 of the Companies Act 1985) and under the Control of the Company (as defined by Section 840 of the Act) and which is for the time being designated by the Committee as a participating Affiliate.

          (b) "Award" shall mean Options only.

          (c) "Option" shall mean Non-Qualified Stock Options only.

          (d) "Shares" shall mean shares of Common Stock of the Company which satisfy the provisions of paragraph 10 to 14 inclusive of Schedule 9 to the Act.

     13.3 The following definitions in Section 11 shall be treated as having been omitted therefrom in relation to Approved Options only and the Plan shall accordingly be constructed throughout as if all references to such definitions had been omitted:

          (i) "Incentive Stock Option".

          (ii) "Released Securities".

          (iii) "Restricted Stock".

          (iv) "Phantom Stock Unit'

SECTION 14. ADJUSTMENTS

     14.1  Section 3.2 shall not apply to Approved Options.

     14.2 In the event of any variation of the share capital of the Company by way of capitalization or rights issue, consolidation, subdivision or reduction of capital or otherwise, the number of Shares subject to any

Approved Option and the Exercise Price for each of those Shares shall be adjusted in such manner as the Committee decide to be fair and reasonable provided that:

          (i) the aggregate amount payable on the exercise of an Approved Option in full is not increased

          (ii) the Exercise Price for a Share is not reduced below its par value

          (iii) no adjustment shall be made without the prior approval of the Board of Inland Revenue and

          (iv) following the adjustment the Shares continue to satisfy the conditions specified in paragraphs 10 to 14 inclusive of Schedule 9 to the Act.

SECTION 15. ELIGIBILITY

     Section 4.1  shall be modified in relation to Approved Options so that:

          (a) only Directors of the Company or a participating Affiliate who are required to devote substantially the whole of their time to their duties and in any case not less than 25 hours per week (excluding meal breaks), and

          (b) Employees who are not Directors of the Company or a participating Affiliate who are required to devote substantially the whole of their time to their duties and in any case not less than 20 hours per week (excluding meal breaks) who are not ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the Act (material interest in a close company) shall be eligible to be designated a Participant.

SECTION 16. AWARDS

     16.1 Options.

     A. Exercise Price. The provisions of Section 5.1(i) of the Plan shall be modified in relation to Approved Options as if the words: "and specified in the Award Agreement" had been included immediately after the word "Committee" in line 2 thereof.

          B. Time and Method of Exercise. Section 5.1(ii) of the Plan shall be modified in relation to Approved Options so that an Option may only be exercised by a Participant giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment either in cash or by the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the relevant exercise price. No Approved Option may be exercised by a UK Participant who has become ineligible to participate in the Plan by virtue of paragraph 8 of Schedule 9 to the Act (material interest in a close company).

     16.2 Restricted Stock. The provisions of Section 5.2 of the Plan shall not apply to Approved Options.

     16.3  General.

          A. Further Limitations on the Amount of Awards. No Approved Options shall be granted to UK Participants if at the relevant date of grant the aggregate Exercise Price of all subsisting Approved Options granted under the Plan and any other plan established by the Company or any associated company of the Company and approved by the Inland Revenue under the provisions of Schedule 9 to the Act (other than a savings-related share option scheme) would exceed the Limit.

          B. Limits on Transfer of Awards. Section 5.3(iii) of the Plan shall be modified so that Approved Options will only be exercisable for the period of 12 months following the death of the relevant UK Participant. The provisions of Section 5.3(iii)(b) and Section 5.3(iii)(c) shall not apply to Approved Options.

          C. Issue or Transfer of Shares. The appropriate number of Shares shall be allotted or transferred (as the case may be) within 30 days following the exercise of an Option.

SECTION 17. GRANTS TO NON-EMPLOYEE DIRECTORS

     The provisions of Section 6 shall not apply to Approved Options.

SECTION 18. AMENDMENT AND TERMINATION

     18.1 Amendments to the Plan. No amendments to the Plan which relate to an Approved Option shall be effective unless they are approved by the UK Inland Revenue.

     18.2 Adjustments of Awards upon the Occurrence of Certain Unusual or Nonrecurring Events. The provisions of Section 7.2A of the Plan shall not apply to Approved Options.

Executed as of the
------ day of
------------ , 1999

                                            ENRON CORP.

                                            By:
                                            ------------------------------------

                                            Title:
                                            ------------------------------------

ATTEST:

------------------------------------------
Vice President and Secretary

                                  [ENRON LOGO]

                                  ENRON CORP.

P   [ENRON LOGO]            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENRON CORP.
                                            FOR ANNUAL MEETING ON MAY 4, 1999
R
         THE UNDERSIGNED hereby appoints Kenneth L. Lay, James V. Derrick, Jr., and Peggy B. Menchaca, or any of them, and any
O   substitute or substitutes, to be the attorneys and proxies of the undersigned at the Annual Meeting of Shareholders of Enron
    Corp. ("Enron") to be held at 10:00 a.m. Houston time on Tuesday, May 4, 1999, in the LaSalle Ballroom of the Doubletree Hotel
X   at Allen Center, 400 Dallas St., Houston, Texas, or at any adjournment thereof, and to vote at such meeting the shares of stock of Enron that the undersigned held of record on the books of Enron on the record date for the meeting.
Y
    ELECTION OF DIRECTORS, NOMINEES:                                                (change of address/comments)
    Robert A. Belfer, Norman P. Blake, Jr., Ronnie C.
    Chan, John H. Duncan, Joe H. Foy, Wendy L. Gramm,              ----------------------------------------------------------------
    Ken L. Harrison, Robert K. Jaedicke, Kenneth L. Lay,
    Charles A. LeMaistre, John Mendelsohn, Jerome J.               ----------------------------------------------------------------
    Meyer, Jeffrey K. Skilling, John A. Urquhart, John
    Wakeham, Herbert S. Winokur, Jr.                               ----------------------------------------------------------------

                                                                   ----------------------------------------------------------------
                                                                   (If you have written in the above space, please mark the
                                                                   corresponding box on the reverse side of this card)

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU       -------------
    NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.       SEE REVERSE
    THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.                                         SIDE
                                                                                                                 -------------

---  Please mark your                        |     7405
 X   votes as in this                        |___
---  example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4 and 5.

--------------------------------------------------------------------------------
     The Board of Directors recommends a vote FOR proposals 1, 2, 3, 4, and 5.
--------------------------------------------------------------------------------

                                           FOR      WITHHELD
1. Election of Directors. (see reverse)    / /         / /

For, except vote withheld from the following nominee(s):

------------------------------------------------------

                                           FOR      AGAINST      ABSTAIN
2. To approve the Enron Corp. Annual       / /        / /          / /
   Incentive Plan.

3. To approve the Amended and              / /        / /          / /
   Restated 1991 Stock Plan.

4. To approve amending                     / /        / /          / /
   Enron's Amended and Restated
   Articles of Incorporation
   to increase the total number of
   authorized shares of Common Stock
   to 1.2 billion.

5. Ratification of appointment             / /        / /          / /
   of independent accountants.

6. In the discretion of the proxies        Change of Address/      / /
   named herein, the proxies are           Comments on
   authorized to vote upon other           Reverse Side
   matters as are properly brought
   before the meeting.



All as more particularly described in the Proxy Statement relating to such meeting, receipt of which is hereby acknowledged.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

________________________________________________________

________________________________________________________
SIGNATURE(S)                             DATE

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                                                         THIS IS YOUR PROXY.
 [LOGO]                                                YOUR VOTE IS IMPORTANT.
ENRON CORP.


             IF YOU NEED ASSISTANCE IN ANY OF THE FOLLOWING AREAS:

o    DIVIDEND CHECKS - ADDRESS CHANGES - LEGAL TRANSFERS

o DIRECT DEPOSIT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS ELECTRONICALLY DEPOSITED INTO YOUR CHECKING OR SAVINGS ACCOUNT ON DIVIDEND PAYMENT DATE. (No more worries about late or lost dividend checks.) Call (800) 870-2340 to enroll.

o DIVIDEND REINVESTMENT - HAVE YOUR ENRON CORP. QUARTERLY DIVIDENDS REINVESTED IN THE PURCHASE OF ADDITIONAL SHARES ON ENRON CORP. COMMON STOCK WITH NO COMMISSION OR SERVICE CHARGE FOR THE PURCHASE OF THE SHARES FOR RECORD HOLDERS AND A FEE OF $15 PLUS 12 CENTS PER SHARE TO SELL SHARES. (There is no charge to have shares delivered to you in certificate form.)

o CONSOLIDATION OF ACCOUNTS - ELIMINATE MULTIPLE ACCOUNTS FOR ONE HOLDER AND CERTAIN DUPLICATE SHAREHOLDER MAILINGS GOING TO ONE ADDRESS. (Dividend checks, annual reports and proxy materials would continue to be mailed to each shareholder.)

           JUST CALL OUR TRANSFER AGENT'S TELEPHONE RESPONSE CENTER:
                        (800) 519-3111 OR (201) 324-1225
                                  OR WRITE TO:
                    FIRST CHICAGO TRUST COMPANY OF NEW YORK
                            A DIVISION OF EQUISERVE
                                 P.O. BOX 2500
                           JERSEY CITY, NJ 07303-2500

                 FOR EARNINGS INFORMATION, CALL (800) 808-0363